Exhibit 2.1

Execution Version

AMENDED AND RESTATED
PURCHASE AND SALE AGREEMENT

by and between

BRACEBRIDGE CORPORATION,

a Delaware corporation

as Seller,

and

SELECT INCOME REIT,

a Maryland real estate investment trust

as Buyer

Effective Date:

November 20, 2012

Property:  Hallmark I and II, Addison, Texas

TABLE OF CONTENTS

A. Organization, Power and Authority	12

i

SCHEDULES

A	Definitions

EXHIBITS

A.	Legal Description of Land
B.	Deed
C.	Bill of Sale
D.	Not Used
E.	Assignment and Assumption of Contracts, Warranties and Other Interests
F.	Notices To Contract Parties
G.	Non-Foreign Certificate
H.	Title Company Documents:
	-1:	Affidavit of Title
	-2:	Gap Indemnity
I.	Closing Statement
J.	Authority Certificate
K.	Buyer’s Ownership Certificate
L.	Not Used
M.	List of Contracts
N.	Not Used
O.	Not Used
P.	Excluded Assets
Q.	Representation Exceptions Schedule
R.	Tenant Estoppel Certificate Form (Bank Lease)

ii

AMENDED AND RESTATED
PURCHASE AND SALE AGREEMENT

THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of January 14, 2013, but is effective as of November 20, 2012 (the “Effective Date”), by and between BRACEBRIDGE CORPORATION, a Delaware corporation (“Seller”), and SELECT INCOME REIT, a Maryland real estate investment trust (“Buyer”).

R E C I T A L S:

WHEREAS, Seller is the owner of that certain tract or parcel of land located in Collin County and Dallas County, Texas, and more particularly described on Exhibit A (the “Land”), and the Property (as hereinafter defined); and,

WHEREAS, Buyer desires to acquire the Property from Seller for the purchase price of One Hundred Five Million and No/100 Dollars ($105,000,000.00) (the “Purchase Price”); and,

WHEREAS, Seller and Buyer previously entered into that certain Purchase and Sale Agreement, dated as of November 20, 2012, as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of January 4, 2013, and that certain Second Amendment to Purchase and Sale Agreement, dated as of January 11, 2013 (as so amended, the “Original Purchase Agreement”) and Seller desires to convey the Property to Buyer all upon the terms and conditions hereinafter set forth; and,

WHEREAS, Seller and Buyer desire to amended and restate the Original Purchase Agreement upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for and in consideration of the promises, covenants, representations and warranties hereinafter set forth, the sum of One Hundred Dollars ($100.00) and other good and valuable consideration in hand paid by Seller to Buyer and by Buyer to Seller as of the Effective Date, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.                                      Deadlines and Definitions.

1.1                               Deadlines.  Wherever used in this Agreement, the following terms shall have the meanings set forth below:

“Closing Deadline” shall mean January 16, 2013; provided, however, that Seller will use all commercially reasonable efforts to have the Contracts terminated as soon as reasonably possible and, if Seller is able to have all the Contracts terminated earlier than the Closing Deadline, Seller will notify Buyer promptly and Buyer may designate for Closing, upon not less than two (2) Business Days’ prior written notice to Seller, any date thereafter that is on or before the Closing Deadline.

“Due Diligence Deadline” shall mean 6:00 p.m. local Dallas, Texas time on January 14, 2013.

1.2                               Definitions.  In addition, wherever used in this Agreement, the terms set forth on Schedule A shall have the meanings set forth on Schedule A.

2.                                      Purchase and Sale.  Seller agrees to sell, convey, transfer and assign, and Buyer agrees to purchase, accept and assume, the Property, on the terms, conditions and provisions set forth in this Agreement.

3.                                      Purchase Price.  The Purchase Price, subject to the prorations and credits set forth herein, shall be due and payable as follows:

3.1                               Deposit.  On or before 5:00 p.m. Eastern time on November 27, 2012, Buyer shall make the Deposit in immediately available funds with Escrow Agent.  Notwithstanding any provision in this Agreement to the contrary, if Buyer fails to timely make the Deposit as provided herein, at Seller’s option, Buyer shall be deemed to have elected to Terminate this Agreement and, if Seller elects such option, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.  Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date and shall otherwise be held and delivered by Escrow Agent in accordance with the Deposit Escrow Agreement.

3.2                               Cash at Closing.  Buyer shall pay to Seller the Purchase Price, subject to the credits, prorations and adjustments set forth herein, and, as a portion of such payment, Buyer may authorize and direct Escrow Agent to simultaneously pay the Deposit to Seller, such payment to be made in cash by federal reserve bank wire transfer to such account and bank as Seller shall designate in writing to Buyer at or prior to Closing to be confirmed received in Seller’s account on or before 1:00 p.m. local New York, New York time on the Closing Date.

4.                                      Buyer’s Due Diligence and Inspection Rights; Termination Right.

4.1                               Review of Property and Property Documents.  Until Closing, and subject to the terms of Section 4.2, Seller shall provide Buyer and Buyer’s Representatives with access to the Property upon reasonable prior notice at reasonable times during business hours, and to the Property Documents, with the right and license to conduct Due Diligence with respect to the Property.  If Buyer terminates the Agreement in accordance with Section 4.5 and Seller delivers a written notice to Buyer requesting copies of Buyer’s Diligence Reports, then Buyer shall deliver to Seller copies of the final or most recent versions of all of Buyer’s Diligence Reports (excluding any attorney-client privileged communications or internally generated work product) within ten (10) days of receipt by Buyer of Seller’s notice as aforesaid, but with no liability for the accuracy thereof and without any representations or warranties whatsoever.

4.2                               Guidelines for Inspection Rights.  Buyer’s rights to conduct Due Diligence shall be subject to the following further requirements: (a) Due Diligence shall be conducted so as not to unreasonably interfere with the use, occupancy and operation of the Property or the rights of the current occupant, Bank of America; (b) Due Diligence may only be performed during normal business hours and Buyer must provide Seller with at least twenty-four (24) hours prior written notice of its intent to perform Due Diligence on the Property; provided, that, for purposes of this Section 4.2, such notice may be given by telephone or e-mail to Jonathan “Jay” Taylor (817-439-4148) or jonathan.taylor@bankofamerica.com; (c) Seller shall have the right (subject to Seller making a person available) to have a representative of Seller present during any entry upon the Property by Buyer or any Buyer’s Representative; (d) Buyer shall not contact any tenant; (e) Buyer shall not contact any Contract party without Seller’s prior written consent, granted or withheld in Seller’s sole and absolute discretion (and if any consent is granted such consent shall be subject to such reasonable conditions as Seller may impose); (f) Seller or its designated representative shall have the right to pre-approve, and the right (subject to Seller making a person available) to be present during, any physical inspections or testing of the Property (which shall not include any invasive sampling, boring, testing, or analysis of soils, surface water or groundwater at the Property without Seller’s prior written consent, granted or withheld in Seller’s sole and absolute discretion and if any consent is granted such consent shall be subject to such reasonable conditions as Seller may impose; provided that Buyer shall be permitted to conduct a so-called “Phase I” environmental site assessment of the Property and such indoor air sampling and radon sampling as Buyer deems necessary or desirable without obtaining Seller’s consent as aforesaid, but with such indoor sampling to be conducted only at times approved in advance by Seller, which approval shall not be unreasonably withheld); and (f) Buyer shall promptly repair any damage or injury to the Property caused by Buyer or any Buyer’s Representative and Buyer shall return the Property to substantially the same condition as existed immediately prior to any tests or inspections conducted by Buyer or any Buyer’s Representative.  Prior to such time as Buyer or any of Buyer’s Representatives enter the Property, Buyer shall (i) have or obtain policies of commercial general liability insurance (written on an occurrence, not claims made, basis) covering the entry onto the Property by, and all activities on the Property of, Buyer and Buyer’s Representatives with liability insurance limits of not less than $2,000,000 combined single limit for personal injury and property damage and name Seller and Seller’s Property Manager as additional insureds and that are with such insurance companies, provide such coverages and carry such other limits as Seller may reasonably require, and (ii) provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance.  Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of a so-called “Phase I” environmental report and/or the issuance of a standard “zoning letter”, zoning report and/or “departmental search”, neither Buyer nor any Buyer’s Representative shall contact any governmental official or representative regarding the Property, including, but not limited to, the environmental condition of the Property or the status of compliance of the Property with zoning, building code or similar Laws, without Seller’s prior written consent thereto, which consent may be withheld in Seller’s sole and absolute discretion.  Notwithstanding anything contained herein to the contrary, if Buyer’s “Phase I” environmental report recommends additional testing or investigations and Seller refuses to consent to the same, then, if Buyer terminates this Agreement after Seller refuses to provide such consent, Seller shall reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement in an amount up to $250,000, which obligation shall survive any such termination of this Agreement.  In addition, if Seller’s consent is obtained by Buyer, Seller shall be entitled to receive at least two (2) days prior written notice of the intended contact and Seller shall have the right (subject to Seller making a person available) to have a representative present when Buyer has any such contact with any governmental official or representative.

4.3                               Title and Survey Examination.  Seller has delivered to Buyer a Title Commitment for the Property and a Survey of the Property.

A.                                    Title and Survey Objections.  Buyer shall have until the date which is five (5) Business Days prior to the Due Diligence Deadline (the “Title Objection Deadline”) to notify Seller in writing of any Title Objections; any such notice shall be accompanied by the Title Commitment and Survey (if not previously obtained by Seller) and any other materials which evidence or disclose such objections to title.  If Buyer fails to notify Seller of any Title Objections on or before the Title Objection Deadline, then, notwithstanding any other provisions set forth herein, such failure to notify Seller shall constitute a waiver of such right to object to such matters identified in the Title Commitment or shown on the Survey as of the Title Objection Deadline, but shall not constitute a waiver of the right to object to so-called “gap” defects under Section 4.3D.

B.                                    Cure of Title Matters.  At Closing, if this Agreement is not Terminated, Seller shall Remove or cause to be Removed any Title Objections to the extent (and only to the extent) that the same constitute Required Removal Items, provided that Seller shall not be required to bring any action or institute any proceeding to effect such Removal.  In addition, Seller may elect (but shall not be obligated) to Remove or cause to be Removed any other Title Objections, and, with respect thereto, Seller shall notify Buyer in writing on or before the Title Cure Response Deadline whether Seller elects to Remove the same (and the failure to provide such notice on or before the Title Cure Deadline shall be deemed to constitute an election of Seller not to effect any such cure); if Seller elects to remove any other Title Objections, such obligation to remove shall be included in the Required Removal Items.  Seller may use any portion of the Purchase Price to satisfy any Required Removal Items that exist as of Closing, provided such payment causes the Title Company to Remove the same.

C.                                    Buyer’s Right To Terminate.  If Seller does not elect to cure all of Buyer’s Title Objections in a written notice delivered to Buyer in accordance with Section 4.3B, then Buyer may Terminate this Agreement by written notice to Seller prior to the expiration of the Due Diligence Period.  Failure of Buyer to respond in writing within such period shall be deemed an election by Buyer to waive such Title Objections and proceed to Closing.  Any such Title Objection so waived (or deemed waived) by Buyer shall be deemed to constitute a Permitted Title Exception and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.  If Seller fails to cure any Required Removal Items (including, without limitation, any Title Objections which Seller elects to cure in accordance with Section 4.3B) on or before the Closing Date, then Buyer may Terminate this Agreement by written notice to Seller on or before the Closing Date.  If Buyer Terminates the Agreement in accordance with this Section 4.3C, then the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations under this Agreement except for those rights and obligations which expressly survive such termination.

D.                                    Pre-Closing Gap Defects.  Whether or not Buyer shall have furnished to Seller any notice of Title Objections before the Title Objection Deadline, Buyer may at or prior to Closing object to any matters first disclosed in any updated Title Commitment or shown on any revised Survey delivered to Buyer following the Title Objection Deadline by written notice given to Seller within two (2) Business Days following Buyer’s receipt of such updated Title Commitment or revised Survey; with respect to any Title Objections set forth in such notice, Buyer shall have the same rights as those which apply to any notice of defects in title resulting from a notice of title defects by Buyer on or before the Due Diligence Deadline and Seller shall have the same rights and obligations to cure the same at or prior to Closing.  If necessary, the date for Closing shall be automatically extended (by not more than fifteen (15) days) to allow Seller to cure such pre-closing “gap” defects.

4.4                               As-Is, Where-Is, With All Faults Sale.  Because Buyer is to conduct such Due Diligence as Buyer deems necessary or appropriate prior to the Due Diligence Deadline and independently confirm to Buyer’s satisfaction all information that it considers material to its purchase of the Property or the Transaction, the Property shall be sold, and Buyer shall accept possession of the Property at Closing, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price, but subject to all Seller’s Warranties. Without limiting the foregoing, except for Seller’s Warranties, none of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth in the Property Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Buyer’s Due Diligence.  Buyer acknowledges that, except for Seller’s Warranties, all such information must be verified independently during Due Diligence.  In addition, Buyer expressly understands and acknowledges that, except as otherwise expressly set forth in Seller’s Warranties, the Property Documents made available to Buyer may not be complete in all respects and that Seller may not have complete information concerning the Property in Seller’s possession or control.  In addition, Buyer expressly understands and acknowledges that it is possible that unknown Liabilities may exist with respect to the Property and that Buyer explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, was bargained for between parties with the knowledge of the possibility of such unknown Liabilities.  Notwithstanding the foregoing, such acknowledgment is not intended to, and shall not be construed to, (i) result in any contractual assumption of liability as to matters which are not expressly assumed by Buyer in the Closing Documents, or (ii) affect or impair any rights or remedies that Buyer may have against Seller as a result of a breach of any of Seller’s Warranties or of any of Seller’s Surviving Covenants.  If Closing occurs, Buyer, on behalf of itself and its successors and assigns, agrees as follows:

A.                                    Assumption of Ownership Liability.  By Closing, but subject to the terms of the Bank Lease, Buyer agrees that, as of the Closing, it shall automatically assume the following: (a) any and all Liabilities attributable to the Property to the extent that the same arise or accrue on or after the Closing and are attributable to events or circumstances which arise or occur on or after the Closing; (b) except for Pre-Closing Claims, any and all Liabilities with respect to the structural, physical or environmental condition of the Property, whether such Liabilities are latent or patent, whether the same arise or accrue before, on or after the Closing, and whether the same are attributable to events or circumstances which may arise or occur before, on or after the Closing, including, without limitation, all Environmental Liabilities (notwithstanding the foregoing, any tort or damage claims brought with respect to such Liabilities, to the extent that the same arises or accrues as a result of an injury that occurred prior to Closing, shall not be assumed by Buyer as a result of this clause (b) unless the same are caused by the acts or omissions of Buyer or any of Buyer’s Representatives; such claims are herein defined as “Pre-Closing Claims”); and (c) any and all Liabilities with respect to which Buyer receives a credit at Closing, but only to the extent of such credit.  Seller shall remain liable and responsible for all any and all Liabilities attributable to the Property to the extent that the same arise or accrue before the Closing and are not expressly assumed by Buyer (including, without limitation, all Pre-Closing Claims).  Notwithstanding the foregoing, the foregoing release and waiver is not intended and shall not be construed as affecting or impairing any rights or remedies that Buyer may have against Seller with respect to (i) a breach of any of Seller’s Warranties, or (ii) a breach of any of Seller’s Surviving Covenants, nor as affecting or impairing any rights or remedies that Buyer may have against the Tenant under the Bank Lease.

B.                                    Release.  By Closing, Buyer, on behalf of itself and its successors and assigns, agrees that it automatically thereby releases each of the Seller Parties (other than the Tenant with respect to its obligations under the Lease) from, and waives any and all Liabilities that Buyer or its successors and assigns might have against each of the Seller Parties (other than the Tenant with respect to its obligations under the Lease) for, attributable to, or in connection with the Property, whether arising or accruing before, on or after the Closing and whether attributable to events or circumstances which arise or occur before, on or after the Closing, including, without limitation, the following:  (a) any and all statements or opinions heretofore or hereafter made, or information furnished, by any Seller Parties to Buyer or any Buyer’s Representatives; (b) any and all Liabilities with respect to the structural, physical, or environmental condition of the Property, including, without limitation, all Environmental Liabilities; and (c) any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to any portion of the Property.  Notwithstanding the foregoing, the foregoing release and waiver is not intended and shall not be construed as affecting or impairing any rights or remedies that Buyer may have against Seller with respect to (i) a breach of any of Seller’s Warranties, or (ii) a breach of any of Seller’s Surviving Covenants, nor as affecting or impairing any rights or remedies that Buyer may have against the Tenant under the Bank Lease.

C.                                    Survival.  The provisions of this Section 4.4 shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The provisions of this Section 4.4 shall be deemed reaffirmed by Seller and Buyer by delivery and acceptance of the Deed and shall survive the Closing.

4.5                               Termination Right.  If Buyer, in its sole and absolute discretion, for any reason or for no reason whatsoever, determines not to proceed with the Transaction or is not satisfied with any matters relating to the Property, Buyer may Terminate this Agreement by written notice to Seller at any time prior to the Due Diligence Deadline, in which event Buyer shall be entitled to the return of the Deposit.  If Buyer has not delivered to Seller a termination notice as aforesaid by the Due Diligence Deadline, then Buyer shall be deemed to have accepted the condition of the Property (subject to all of the terms and conditions of this Agreement, including, without limitation, the conditions to Closing set forth in Section 10) and Buyer shall thereafter have no right to Terminate this Agreement on account of such Due Diligence termination right under this Section 4.5.  If after the Due Diligence Deadline Buyer conducts further Due Diligence, Buyer acknowledges and agrees that Buyer shall have no further right to Terminate this Agreement with respect to such further Due Diligence or otherwise in accordance with this Section 4.5 after the Due Diligence Deadline.

5.                                      Seller’s Covenants.  Seller agrees that between the Effective Date and the Closing Date:

5.1                               Title Documents, Leases and Contracts.  Without Buyer’s prior written consent, which consent may be granted or withheld by Buyer in its sole and absolute discretion (except in circumstances where Seller’s consent to the same may not be unreasonably withheld, in which case Buyer’s consent shall not be unreasonably withheld), Seller shall not:

A.                                    Transfer or further alter or encumber in any way Seller’s title to the Property as it exists as of the Effective Date.

B.                                    Enter into any new lease.

C.                                    Extend, renew, replace or otherwise modify any Contract or enter into any new service contract or agreement, except that any Contract, new service contract or agreement that will not be binding upon Buyer or the Property after the Closing shall not require Buyer’s prior written consent.

If Buyer fails to object in writing to any such instrument proposed under this Section 5.1 within three (3) Business Days after receipt of the aforementioned notice, Buyer shall be deemed to have rejected the proposed instrument.  Seller shall promptly provide Buyer with true, correct and complete copies of any such instrument entered into by Seller.

5.2                               Not used.

5.3                               Status of Property.  Between the Effective Date and Closing Seller shall maintain and keep the Property in a manner consistent with Seller’s past practices with respect to the Property; provided, however, that Buyer hereby agrees that Buyer shall accept the Property subject to, and Seller shall have no obligation to cure or correct any conditions or alleged defects discovered by Buyer in the course of its inspections of the Property or thereafter, including but not limited to (a) any violations of Laws, or (b) any physical conditions that would give rise to violations of Laws, whether the same now exist or arise prior to Closing, except only to the extent that a physical condition of the Property was changed by Seller after the Due Diligence Deadline in a manner that results in a violation of Law.  Between the Effective Date and the Closing Date, Seller will notify Buyer of any written notice Seller receives after the Effective Date from (i) any governmental authority of any violation or alleged of any Laws regulating the condition or use of the Property or (ii) any third party of any violation or alleged violation of any Record Exceptions.

5.4                               Tax Appeals.  Seller shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during all Tax Years prior to the Closing Tax Year.  Subject to the terms of the Bank Lease, Seller and Buyer shall jointly control the contest of the real estate taxes and personal property taxes for the Property due and payable for the Closing Tax Year, and neither party shall settle any such contest without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.  Buyer shall have the right to control the progress of and to make all decisions with respect to any tax contest of the real estate taxes and personal property taxes for the Property due and payable during all Tax Years subsequent to the Closing Tax Year.  Any refunds or credits received after Closing attributable to any period prior to the Closing Tax Year, shall be paid to Seller and any refunds or credits received after Closing attributable to any period after the Closing Tax Year shall be paid to Buyer.  All real estate and personal property tax refunds and credits received after Closing with respect to the Closing Tax Year shall be applied in the following order of priority:  first, to pay the costs and expenses (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with obtaining such tax refund or credit and then apportioned between Buyer and Seller in the manner provided in Section 7.1.  Buyer and Seller agree to cooperate with each other and to execute any and all documents reasonably requested in furtherance of the foregoing.  The provisions of this Section shall survive the Closing.

5.5                               Contracts.  Seller has entered into the Contracts set forth on Exhibit M.  None of the Contracts set forth on Exhibit M are to be assumed by Buyer at Closing.  To the extent permitted under the Contracts, Seller shall deliver the requisite notices of termination or in the alternative, notice of reduction of services for the Contracts to only apply with respect to the premises under the Bank Lease, to those vendors that relate to the operation of the Property and not solely to the premises occupied by Seller’s affiliate under the Bank Lease on or before the Closing Date.  In the event that one or more of the Contracts have not been effectively terminated as of the Closing Date to the reasonable satisfaction of both Buyer and Seller (the “Post-Closing Contracts”), Seller indemnify, defend and hold harmless the Buyer from all costs, expenses, losses or damages arising out of or in connection with such Post-Closing Contracts.

6.                                      Closing.

6.1                               Closing Mechanics.  Buyer and Seller shall conduct an escrow-style closing through Escrow Agent so that it will not be necessary for any party to attend the Closing (Buyer and Seller shall finalize and sign all documents not later than the day prior to Closing, and deliver such items into escrow for Closing).  Upon Closing, Buyer shall deliver to Seller the Purchase Price and the other items required of Buyer as elsewhere set forth herein, and Seller shall deliver to Buyer possession of the Property, subject only to the Permitted Title Exceptions, and the other items required of Seller as elsewhere set forth herein.  The items to be delivered by Seller or Buyer in accordance with the terms of Section 6.2 or Section 6.3 shall be delivered into escrow no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Closing Date except that (i) the items in the subsection entitled “Delivery of Keys and Property Documents” shall be delivered by Seller at the Property or made available for pick-up from Seller’s Property

Manager on the Closing Date, and (ii) the Purchase Price shall be delivered by Buyer in accordance with the terms of Section 3.2.

6.2                               Seller’s Deliveries.  At Closing, Seller shall deliver or cause to be delivered to Buyer the following:

A.                                    Deed.  A Special Warranty Deed in the form of Exhibit B (the “Deed”).

B.                                    Bill of Sale.  A Bill of Sale in the form of Exhibit C.

C.                                    Assignment of Warranties and Other Interests.  An Assignment and Assumption of Warranties and Other Interests in the form of Exhibit E (the “Warranties Assignment”).

D.                                    Not Used.

E.                                    Withholding and Tax Certificates.  A certificate in the form of Exhibit G with respect to Section 1445 of the Internal Revenue Code stating whether or not Seller is a foreign person as defined in said Section 1445 and applicable regulations thereunder.

F.                                     Affidavit of Title/Gap Indemnity.  An Affidavit of Title with respect to liens and title matters in substantially the form of Exhibit H-1 and, if a required by the Title Company, a Gap Indemnity in substantially the form of Exhibit H-2 attached hereto.

G.                                   Closing Statement.  A Closing Statement Agreement in the form of Exhibit I attached hereto and incorporated herein by this reference (the “Closing Statement”), which shall include a reaffirmation of the representations, warranties and covenants set forth in Section 8 hereof.  Seller and Buyer hereby authorize and instruct Escrow Agent to file, as the “reporting person,” Internal Revenue Service Form 1099-B (“Proceeds from Real Estate, Broker, and Barter Exchange Transactions”), if and as required by Section 6045(d) of the Code, and Escrow Agent agrees to act as the “reporting person” as aforesaid.

H.                                   Evidence of Authority.  Evidence that Seller has the requisite power and authority to execute and deliver, and perform under, this Agreement and all Closing Documents, consisting of a certificate of an Assistant Secretary of Seller with respect to the authority to act on behalf of Seller of the individual executing on behalf of Seller all documents contemplated by this Agreement, in the form of Exhibit J attached hereto and incorporated herein by this reference.

I.                                        Transfer Tax Declaration.  If required under applicable Law in connection with the recordation of the Deed and/or the Memorandum of Bank Lease, properly-completed state, county and city property transfer tax forms (collectively, “Transfer Tax Forms”).

J.                                      Bank Lease.  The Bank Lease, the Memorandum of Bank Lease and the Tenant Estoppel with respect thereto, executed by the Tenant under the Bank Lease, together with certified copies of general, enabling resolutions that authorize officers of Tenant to sign contracts/leases on behalf of Tenant and an incumbency certificate with respect to the officer who signs the Bank Lease on behalf of Tenant.

K.                                   Not used.

L.                                    Delivery of Keys and Property Documents.  The Property Documents and all keys to the Property or any portion thereof.

M.                                 Other Instruments.  Such other instruments or documents as may be reasonably requested by the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement, subject to Seller’s prior approval thereof, which approval shall not be unreasonably withheld or delayed.

6.3                               Buyer’s Deliveries.  At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

A.                                    Net Purchase Price.  The net Purchase Price due at Closing under this Agreement.

B.                                    Closing Document Counterparts.  Counterparts of the following, executed and acknowledged by Buyer: Warranty Assignment, Closing Statement, Bank Lease, Memorandum of Bank Lease and Transfer Tax Forms.

C.                                    Buyer’s Certificate.  The certificate of Buyer substantially in the form of Exhibit K attached hereto and such other documents as Buyer may be required to deliver pursuant to the terms of Section 11.4 and to allow Seller to verify that the representations and warranties made in Section 8.5C are true, accurate and complete.

D.                                    Authority Documents.  Documentation to establish to Seller’s reasonable satisfaction the due authorization of Buyer’s consummation of the Transaction, including Buyer’s execution of this Agreement and the Closing Documents required to be delivered by Buyer.

E.                                    Other Instruments.  Two (2) duly completed original counterparts of Internal Revenue Service Form W-9, certifying Buyer’s status as a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and such other funds, instruments or documents as may be reasonably requested by the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement, subject to Buyer’s prior approval thereof, which approval shall not be unreasonably withheld or delayed.

7.                                      Prorations, Credits and Closing Costs.

7.1                               Proration Items.  Except as otherwise noted below, in each such proration set forth below, the portion thereof allocable to periods beginning as of the Closing Proration Time shall be credited to Buyer, or charged to Buyer, as applicable, and the portion thereof allocable to periods ending as of the Closing Proration Time shall be credited to Seller, or charged to Seller, as applicable, all of which prorations shall be made at Closing or, in the case of allocations to be made after Closing, upon receipt of such payments or payment of such expenses.

A.                                    Taxes and Assessments.  All ad valorem real estate and personal property taxes, and any sales taxes with respect to Rental Payments, with respect to the Property that are due and payable with respect to the Property in the year in which the Closing occurs (regardless of when such taxes accrue or the year for which such taxes are assessed) shall be prorated as of the Closing Proration Time.  Seller shall pay all installments of special assessments due and payable prior to the Closing Date and, subject to the terms of the Bank Lease, Buyer shall pay all installments of special assessments due and payable on and after the Closing Date; provided, however, that Seller shall not be required by the foregoing to pay any installments of special assessments which have not been confirmed or which relate to projects that have not been completed on the Effective Date.  If tax bills for the Closing Tax Year are not available on the Closing Date, taxes shall be prorated at Closing based upon the tax bills for the previous Tax Year, or, if available, based upon the current assessed valuation and current millage rates; in such event Seller and Buyer shall reprorate the taxes as actual or final tax bills for the current year are available.

B.                                    Utility Expenses and Deposits.  Water, sewer, gas, waste fee, fire protection, electric and all other utility expenses and payments due or made with respect to the Property shall be prorated as of the Closing Proration Time, based upon the utility bills for the preceding period, or, at Seller’s option, the meters with respect thereto read as of Closing.  Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property.  Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:01 a.m. on the Closing Date.

C.                                    Other Operating Expenses.  All other operating expenses of the Property which are customarily prorated in the State of Texas in transactions which are similar to the transaction contemplated by this Agreement, and any fees as to which periodic payments are made for applicable licenses and permits, if any, shall be prorated as of the Closing Proration Time, except that, subject to Article 9, no insurance policies shall be assumed by Buyer and no insurance premiums shall be prorated, and Seller shall be entitled to any refunds of any premiums for such policies.

7.2                               Closing Statement and Schedules.  On or before five (5) days prior to the Closing Date, Seller shall deliver to Buyer a current schedule of the items and amounts to be prorated or credited as set forth in this Section 7, and a draft Closing Statement for the Transaction.  In addition, Seller shall provide Buyer with any backup documentation with respect to the Closing Statement that Buyer may reasonably request to the extent such backup documentation is in Seller’s possession or control.

7.3                               Reproration after Closing.  The provisions of Section 7 shall survive the Closing.  If the actual amounts of any of the aforesaid proration items are unavailable as of the Closing Date, then such proration shall be made on the basis of an amount reasonably estimated by Buyer and Seller at Closing and Buyer and Seller shall thereupon reprorate such items at such times as the exact amounts for such proration items become available and/or if any errors are discovered on the Closing Statement then the applicable amounts shall be adjusted between Seller and Buyer upon the request of either of them (but all such prorations will be made within one hundred eighty (180) days after the Closing Date or upon such earlier date as the exact amounts for such proration become available or such error is discovered); provided, however, that no reproration adjustment or correction shall be made if the net amount due is $100 or less, and provided that any request is delivered to the party from whom payment is requested within one hundred eighty (180) days after the Closing Date.  In order to enable Seller to determine whether any such delayed adjustment is necessary, Buyer shall provide to Seller current operating and financial statements (or such excerpts thereof as are sufficient to provide the information necessary for the determination of such adjustments) for the Property upon request by Seller.

7.4                               Seller’s Closing Costs.  Seller shall pay the following: (a) the fees and expenses of Seller’s attorneys, (b) the costs (including recording costs) of any cure of title defects required of Seller hereunder, (c) the commission due any Broker retained by Seller, (d) state and county transfer taxes imposed by virtue of the Deed and (e) the costs, expenses and premiums for the Title Commitment and Title Policy (including all examinations and reports in connection therewith, but excluding the costs of any and all endorsements and reinsurance required by Buyer).

7.5                               Buyer’s Closing Costs.  Buyer shall pay the following: (a) the costs of Buyer’s Due Diligence, (b) the fees and expenses of Buyer’s attorneys, (c) the commission due any Broker representing or retained by Buyer, (d) all lenders’ fees related to any financing to be obtained by Buyer, (e) all recording charges due on recordation of any Closing Documents, (f) all escrow agent fees (if any are charged in connection with this Transaction), (g) the costs of the Survey (including any Survey costs incurred by Seller in anticipation of the sale of the Property), (h) city transfer taxes imposed by virtue of the Deed, and (i) the costs of any and all endorsements to the Title Policy and the costs of any reinsurance which Buyer requires.

8.                                      Representations and Warranties.

8.1                               Seller’s Representations and Warranties.  Seller represents and warrants to Buyer as of the Effective Date, subject to the matters on the Representation Exception Schedule, as follows, and as a condition precedent to Buyer’s obligation to consummate the Transaction at Closing pursuant to the terms of this Agreement, the following representations of Seller shall be true and correct in all material respects as of the Closing Date:

A.                                    Organization, Power and Authority.  Seller is duly organized, validly existing and in good standing under the Laws of the State of its organization or incorporation; is, to the extent required by Law, duly qualified to do business in the State in which the Property is located; and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder.  Seller has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Seller (i) has been duly and validly authorized by all necessary action on the part of Seller, (ii) does not conflict with or result in a violation of the organizational documents of Seller (including, as applicable, its articles of incorporation, charter or by-laws, its partnership agreement or its operating agreement), or any judgment, order or decree of any court or arbiter in any proceeding to which Seller is a party, and (iii) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Seller is bound or to which it is a party.  No petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller, under the Federal Bankruptcy Code or any similar state or federal Law.

B.                                    Enforceability.  Upon the execution and delivery of this Agreement and each such document to be executed and delivered by Seller hereunder, this Agreement and each such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

C.                                    Economic Sanctions Compliance.  Seller represents that neither Seller nor any of its subsidiaries or, to the knowledge of the Seller, any director, officer, employee, agent, affiliate or representative of the Seller is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the United States Department of Treasury’s Office of Foreign Assets Control (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and Seller represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and shall not engage in, any dealings or transactions with any Person, or in any country or territory, that is the subject of Sanctions.

D.                                    Not a Foreign Person.  Seller is not a “foreign person” within the meaning of Section 1445 of the Tax Code.

E.                                    Title to Real Property.  Seller has not entered into any agreement to sell or dispose of all or any portion of its interest in and to the Property pursuant to which any other person or entity could now or hereafter claim any interest in or to the Property.

F.                                     Leases.  Seller has not entered into and, to Seller’s Knowledge there are no, third party leases, licenses or rental agreements with respect to any space in the Building or any other portions of the Property.

G.                                   Contracts.  As of the Effective Date, except for (i) the Contracts listed in Exhibit M attached hereto, and (ii) the Record Exceptions, Seller has not entered into any, and to Seller’s Knowledge there are no, contracts, subcontracts or agreements affecting the Property that will be binding upon Buyer after the Closing.  To Seller’s Knowledge, Seller has not received any written notice of default from any parties to the Contracts that has not been cured by Seller on or before the date hereof.

H.                                   Litigation Proceedings.  There is no current or pending litigation against Seller (including, but not limited to, condemnation proceedings against the Property) of which Seller has received written notice and which, if determined adversely to Seller, would adversely affect the Property (exclusive of ordinary course “slip and fall” type litigation that is adequately covered by insurance), and, to Seller’s Knowledge, no such litigation has been threatened against the Property.

I.                                        Other Property Conditions.  To Seller’s Knowledge:

(i)                                     Land Use Regulations.  Except for violations that have been cured, Seller has not received any written notice (a) from any governmental authority with respect to any violation of any Law applicable to the Property or (b) from any third party with respect to any violation of any Record Exception.  To Seller’s Knowledge, the Property is not in material violation of any Law.

(ii)                                  Taxes and Assessments.  Except as disclosed in the Title Commitment, as of the Effective Date, Seller has not received any written notice of any proposed reassessments of the Property from the local taxing agencies that would, in the reasonable judgment of Seller, increase real property taxes or assessments against the Property.

(iii)                               Special Assessments and Exactions.  Except as disclosed in the Title Commitment, as of the Effective Date Seller has not received any written notice from any governmental agency that any special assessments are pending, noted or levied against the Property.

(iv)                              Environmental Reports.  Seller has made available to Buyer for inspection true, correct and complete copies of all “Phase 1” and other reports concerning the environmental condition of the Property which Seller has in its possession.

8.2                               Seller’s Warranties Deemed Modified.  To the extent that Buyer actually knows or is deemed to know prior to the Due Diligence Deadline that any Seller’s Warranty is inaccurate, untrue or incorrect in any way, such Seller’s Warranty shall be deemed modified to reflect Buyer’s actual or deemed knowledge.

8.3                               Claims of Breach Prior To Closing.  If at or prior to Closing, either Buyer or Seller obtains actual knowledge that any Seller’s Warranty is untrue, inaccurate or incorrect in any material respect, such party shall give the other party written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to Closing).  Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed fifteen (15) days) to attempt such cure.  If any Seller’s Warranty is untrue, inaccurate or incorrect in any material respect as of the date made, and Seller is unable to so cure such misrepresentation or breach, then Buyer, as its sole remedy shall elect either (a) to waive such misrepresentation or breach and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to Terminate this Agreement by written notice given to Seller on the Closing Date, in which event any Deposit shall be returned to Buyer.  If any of Seller’s Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect, Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price.  The untruth, inaccuracy or incorrectness of Seller’s Warranties shall be deemed material only if Buyer’s aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller’s Warranties are reasonably estimated to exceed $50,000.00.

8.4                               Survival and Limits On Buyer’s Claims.  Seller’s Warranties shall survive the Closing and not be merged therein for a period of one hundred eighty (180) days and Seller shall only be liable to Buyer hereunder for a breach of Seller’s Warranties made herein or in any of the Closing Documents executed by Seller at the Closing with respect to which a claim is made by Buyer against Seller in writing on or before the date which is one hundred eighty (180) days after the Closing Date.  Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to (i) rescind this Agreement and the Transaction as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect or (ii) make a claim against Seller for damages that Buyer may incur as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing (Buyer’s remedy being as set forth in Section 8.3), or (b) Buyer’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $50,000.00.

8.5                               Buyer’s Representations and Warranties.  Buyer, as of the Effective Date, represents and warrants to Seller as follows, and as a condition precedent to Seller’s obligation to consummate the Transaction at Closing pursuant to the terms of this Agreement, the following representations of Buyer shall be true and correct in all material respects as of the Closing Date:

A.                                    Organization, Power and Authority.  Buyer is a real estate investment trust duly organized, validly existing and in good standing under the Laws of the state of its organization, is, or will by the Closing Date be, to the extent required by Law, duly qualified to do business in the State in which the Property is located and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder.  Buyer has the full power and authority to enter into this Agreement and the execution and delivery of this Agreement by Buyer (i) has been duly and validly authorized by all necessary action on the part of Buyer, (ii) to the knowledge of the officer of Buyer signing this Agreement, does not conflict with or result in a violation of Buyer’s Articles of Incorporation or By-Laws or any judgment, order or decree of any court or arbiter in any proceeding to which Buyer is a party, and (iii) to the knowledge of the officer of Buyer signing this Agreement, does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Buyer is bound or to which it is a party.  There are no lawsuits pending against Buyer or, to Buyer’s knowledge, threatened, the outcome of which could adversely affect Buyer’s ability to purchase the Property or otherwise perform its obligations under this Agreement.

B.                                    Enforceability.  Upon the execution and delivery of this Agreement and each document to be executed and delivered by Buyer hereunder, this Agreement and each such document shall constitute the valid and binding obligation and agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

C.                                    No Bankruptcy.  Buyer has not (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state Law relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (C) made an assignment for the benefit of creditors.

D.                                    Economic Sanctions Compliance.  Buyer represents that neither Buyer nor any of its subsidiaries or, to the knowledge of the Buyer, any director, officer, employee, agent, affiliate or representative of the Buyer is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the United States Department of Treasury’s Office of Foreign Assets Control (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and Buyer represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and shall not engage in, any dealings or transactions with any Person, or in any country or territory, that is the subject of Sanctions; provided, however, Buyer makes no representations with respect to any individual or entity who merely holds a publicly-traded interest in Buyer.

9.                                      Casualty and Condemnation.  If after the Effective Date and prior to the Closing Date, any portion of the improvements is damaged or destroyed by fire or other casualty, or there shall be commenced or instituted against the Property any Condemnation Proceeding, Seller shall promptly give written notice of such event to Buyer, and the following provisions shall apply notwithstanding the contrary terms of any applicable Laws with respect to the subject matter of Section 9:

9.1                               Major Event.  If such damage or destruction results in a casualty loss in excess of $5,000,000.00, as reasonably determined by Seller, or if such Condemnation Proceeding would result in the taking of a portion of the Property worth in excess of $2,500,000.00, as reasonably determined by Seller, or if such damage or destruction or Condemnation would entitle the Tenant to exercise any right or remedy (including, without limitation, any right to an abatement) under the Bank Lease (unless the Tenant under the Bank Lease executes and delivers to Buyer, within five (5) Business Days after Seller’s notice to Buyer of the event, a waiver of any abatement rights under the Bank Lease which are not covered by Buyer’s insurance proceeds and a waiver of any termination rights under the Bank Lease with respect to the applicable event), then Buyer shall have the right to Terminate this Agreement by written notice to Seller given no later than ten (10) Business Days after the giving of Seller’s notice of such event, in which event any Deposit shall be returned to Buyer, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election.  The failure by Buyer to so elect in writing to Terminate this Agreement within such period shall be deemed an election not to Terminate this Agreement.

9.2                               Closing Despite Casualty/Condemnation.  If a casualty or Condemnation Proceeding occurs and Buyer shall not, or has no right to, Terminate this Agreement on account thereof, then at Closing (a) the conveyance of the Property shall be less such portion of the Property so taken by (or, as applicable, shall be subject to) said Condemnation Proceeding, without adjustment of the Purchase Price, (b) Seller shall assign to Buyer (without recourse to Seller) all the rights to all awards or insurance proceeds with respect to such casualty or Condemnation Proceeding (except for business interruption coverage with respect to Rental Payments prior to Closing), (c) Seller shall provide a credit at Closing equal to (i) Seller’s deductible under Seller’s insurance policy, plus all proceeds or awards previously paid to Seller with respect to such casualty or Condemnation Proceeding, less (ii) an amount equal to the sum of (A) the costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, reasonably incurred by Seller in connection with such casualty or Condemnation Proceeding, (B) any portion of any Condemnation Proceeding award that is allocable to loss of use of the Property prior to Closing, and the proceeds of any rental loss, business interruption or similar insurance to the extent allocable to the period prior to the Closing Date, and (C) the reasonable and actual costs incurred by Seller in stabilizing and/or repairing the Property following a casualty (and to the extent the sum of the items in (ii) is greater than the items in (i), Buyer shall pay such excess to Seller within one (1) Business Day after receipt of such awards or proceeds after Closing).  Seller’s obligations under this Section 9.2 shall survive the Closing.

10.                               Other Conditions to Closing.  The obligation of Buyer and Seller to close the Transaction shall be further subject to the satisfaction at or prior to Closing of the conditions precedent set forth in this Section.

10.1                        Conditions to Buyer’s Obligations.  The conditions precedent to Buyer’s obligations at Closing referenced above are as follows, any or all of which may be expressly waived by Buyer in writing, at its sole option:

A.                                    Representations.  Seller’s Warranties, subject to Sections 8.2 and 8.3, shall be true and correct in all material respects on and as of the Closing Date, except as modified in a manner permitted by this Agreement, as if made on and as of such date except to the extent that they expressly relate to an earlier date.

B.                                    Title Policy.  At Closing, Buyer shall have received such conveyance of title to the Real Property as will enable the Title Company to issue the Title Policy (or a specimen or proforma policy thereof or “marked” Title Commitment) to Buyer, and the Title Company shall be irrevocably committed to issuing the Title Policy to Buyer, insuring that fee simple title to the Real Property is vested in Buyer, subject only to the Permitted Title Exceptions and consistent with Section 4.3 hereof.

C.                                    Seller Compliance.  Seller shall have performed all of the covenants, undertakings and obligations to be performed or complied with by Seller at or prior to Closing.

10.2        Conditions to Seller’s Obligations.  The conditions precedent to Seller’s obligations at Closing referenced above are as follows, any or all of which may be expressly waived by Seller in writing, at its sole option:

A.            Representations.  Buyer’s warranties set forth in Section 8.3 shall be true and correct in all material respects on and as of the Closing Date, except as modified in a manner permitted by this Agreement, as if made on and as of such date except to the extent that they expressly relate to an earlier date.

B.            Buyer Compliance.  Buyer shall have performed all of the covenants, undertakings and obligations to be performed or complied with by Buyer at or prior to Closing.

10.3        Waiver of Conditions.  By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 10.1 and 10.2, respectively, except to the extent of any of Seller’s Surviving Covenants.  In the event any of the conditions set forth in this in Section 10.1 and 10.2, respectively, are neither waived nor fulfilled, Seller or Buyer (as appropriate) may notify the other in writing of such failure (which written notice shall detail such failure), and if such failure remains uncured within five (5) Business Days after receipt of such written notice, Seller or Buyer (as appropriate) may Terminate this Agreement by written notice to the other, in which event, subject to any rights and remedies, if any, that either party may have pursuant to the terms of Section 12, the Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

11.          Other Transaction Issues.

11.1        Brokers.  Each party represents to the other that such party has not incurred any obligation to any broker or real estate agent with respect to the purchase or sale of the Property except for the Broker defined herein, which obligation has been incurred by Seller pursuant to a separate agreement with Broker executed in connection with the Transaction.  Seller shall, upon Closing, pay to Broker the appropriate sales commission pursuant to the terms of the brokerage agreement with Broker.  Except for Broker and such commission payable as set forth above, Seller and Buyer each hereby (a) represents and warrants to the other that it has not employed, retained or consulted any broker, agent, or finder in carrying on a negotiation in connection with this Agreement or the Transaction, and (b) indemnifies and agrees to hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys’ fees actually incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party on account of any brokerage fee, commission or other compensation arising by reason of the indemnitor’s breach of this representation and warranty.  This Section shall survive the Closing or any termination of this Agreement.

11.2        Confidentiality.   Buyer and Seller, for the benefit of each other, hereby agree that prior to Closing they will not release, announce, reveal or disclose or cause or permit to be released, announced, revealed or disclosed, and will use commercially reasonable efforts to prevent Buyer’s Representatives and Seller Parties, respectively, from releasing, announcing, revealing or disclosing, any of the terms, conditions or substance of this Agreement or the Transaction, including, but not limited to, any press notices, publicity (oral or written) or advertising promotion, without first obtaining the written consent of the other party hereto.  Without limiting the foregoing, Buyer shall hold, and shall cause the Buyer’s Representatives and any prospective investors in Buyer to hold in confidence and not disclose to any other person without the prior written consent of Seller, the terms of this Agreement and, unless and until the Closing occurs, any of the information in the Property Documents.  The foregoing shall not preclude either party from (a) discussing the substance or any relevant details of the transactions contemplated in this Agreement with any of its representatives as described above, or (b) from complying with any Laws applicable to such party, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, or, at and after Closing, issuing or causing the issuance of a press or media release or other information in the nature of a press release relating to this Agreement or the Transaction, provided, however, that such release has received the prior written approval of the other party as to the exact text of such press release and of the extent of distribution thereof.  Without limiting the foregoing, and notwithstanding anything contained in this Agreement to the contrary, Buyer may disclose information related to this Agreement and/or the transactions contemplated hereby (including, without limitation, information in the Property Documents) without Seller’s prior approval, agreement or consent: (i) to the extent Buyer or its affiliates determine, in good faith in consultation with legal counsel, that such disclosure is required by applicable Law, or is otherwise advisable, or in connection with any filing by Buyer or its affiliates with the Securities and Exchange Commission (“SEC”) or any stock exchange rule applicable to Buyer or its affiliates; (ii) to the extent Buyer or its affiliates determine, in good faith, in consultation with legal counsel, that such disclosure is required, or is otherwise advisable, in any prospectus, report or other filing made by Buyer or its affiliates with the SEC or any stock exchange or as is consistent with Buyer’s or its affiliates practices relating to the foregoing (including, without limitation, in any earnings releases, press releases or supplemental data in connection with the foregoing); or (iii) to Buyer’s or its affiliates’ underwriters, prospective underwriters, placement agents and prospective placement agents which are advised of its confidentiality and required by Buyer to maintain its confidentiality.  Under no circumstances, except as required by applicable Law, shall Seller disclose the name of Buyer or its affiliates to any party other than Seller’s Parties (who are required by Seller to maintain its confidentiality) without the prior written consent of Buyer, which consent may be granted or withheld by Buyer in its sole discretion.  Buyer and Seller shall indemnify and hold the other harmless from and against any and all Liabilities suffered or incurred by the indemnified party and arising out of or in connection with a breach by Buyer or Seller, as the case may be, of the provisions of this Section.  The indemnification obligations contained in this Section shall survive the Closing or the earlier termination of this Agreement.  Notwithstanding anything to the contrary set forth above, Seller acknowledges that Buyer may file a copy of this Agreement as an exhibit to a current Report on Form 8-K and/or other filings with the Securities and Exchange Commission.

11.3        Filing with SEC.  Seller acknowledges that Buyer may file a copy of this Agreement as an exhibit to a Current Report on Form 8-K and/or other filings with the Securities and Exchange Commission.

11.4        Indemnity.  Buyer hereby agrees to indemnify, defend, and hold Seller and each of the other Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from the entry on the Property and/or the conduct of any Due Diligence by Buyer or any of Buyer’s Representatives at any time prior to Closing; provided, however, that Buyer’s obligations under this Section 11.3 shall not apply to the mere discovery of an pre-existing environmental or physical condition at the Property or to the extent that Seller’s owns actions or omissions contribute to any such Liabilities.  The foregoing indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

11.5        Information Regarding Economic Sanctions Compliance.  No later than the earlier of (a) 10 Business Days after the Effective Date, or (b) the Due Diligence Deadline, Buyer agrees to provide documentation reasonably necessary or desirable for Seller to verify that the representations and warranties made in Section 8.5C are true, accurate and complete, which documentation shall include, without limitation, information regarding the ownership of Buyer and a list of any person or entity that directly or indirectly owns more than a 10% interest in Buyer, but only to the extent that such information is in Buyer’s possession or control and is otherwise readily available.  Notwithstanding any provision in this Agreement to the contrary, Seller may disclose such information, without notice to Buyer, to any government agency or regulators in connection with any regulatory examination or if Seller reasonably believes that such disclosure is required by Law or its regulatory compliance policies.

12.          Default At or Prior to Closing.

12.1        Buyer Default.  If Buyer defaults in the observance or performance of its covenants and obligations hereunder, and such default continues for five (5) Business Days after the date of receipt of written notice from Seller demanding cure of such default, Seller shall be entitled, as its sole and exclusive remedy at law and/or in equity hereunder, to Terminate this Agreement by written notice to Buyer of such termination and to receive payment of the Deposit as full liquidated damages for such default of Buyer (and Escrow Agent shall deliver such payment within five (5) Business Days after such demand of Seller), the parties hereto acknowledging the difficulty of ascertaining the actual damages in the event of such a default, that it is impossible more precisely to estimate the damages to be suffered by Seller upon Buyer’s default, that such forfeiture of the Deposit is intended not as a penalty, but as full liquidated damages and that such amount constitutes a reasonable good faith estimate of the potential damages arising therefrom, it being otherwise difficult or impossible to estimate Seller’s actual damages which would be suffered by Seller in the event of default by Buyer.  Except with respect to any right, obligation or liability which survives Closing or termination of this Agreement, including any indemnification provisions set forth in this Agreement, Seller’s right to Terminate this Agreement and receive payment of the Deposit as full liquidated damages, are Seller’s sole and exclusive remedies in the event of default hereunder by Buyer, and Seller hereby waives, relinquishes and releases any and all other rights and remedies (except any that survive Closing or termination pursuant to the express provisions of this Agreement), including, but not limited to: (1) any right to sue Buyer for damages or to prove that Seller’s actual damages exceed the Deposit which is hereby provided Seller as full liquidated damages,

(2) any right to sue Buyer for specific performance, or (3) any other right or remedy which Seller may otherwise have against Buyer, either at law, or equity or otherwise.

12.2        Seller Default.  If Seller defaults in the observance or performance of its covenants and obligations hereunder (other than any breach of any of Seller’s representations and warranties under this Agreement, the exclusive remedies for which are in Section 8.3), and such default continues for five (5) Business Days after the date of receipt of written notice from Buyer demanding cure of such default, Buyer shall be entitled either, at Buyer’s option, (i) without waiving the right to elect the option to Terminate this Agreement, to sue Seller for specific performance of this Agreement, but only if such suit is filed within sixty (60) days after the occurrence of Seller’s alleged default, or (ii) to Terminate this Agreement by the delivery to Seller of notice of such termination and to receive the Deposit from Escrow Agent, following which Seller shall also reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement in an amount up to $250,000.00 (which obligation shall survive such termination).  Except with respect to any right, obligation or liability which survives Closing or termination of this Agreement, including any indemnification provisions set forth in this Agreement, Buyer’s rights to so Terminate this Agreement or sue for specific performance, are Buyer’s sole and exclusive remedies hereunder in the event of default hereunder by Seller, and Buyer hereby waives, relinquishes and releases any and all other rights and remedies (except any that survive Closing or termination pursuant to the express provisions of this Agreement), including, but not limited to: (1) any right to sue for damages, or (2) any other right or remedy which Buyer may otherwise have against Seller either at law, in equity or otherwise.  Buyer agrees that its failure to timely commence an action for specific performance within such the period noted above shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.

13.          Notices.  All notices, consents, approvals and other communications which may be or are required to be given by either Seller or Buyer under this Agreement shall be properly given only if made in writing and sent by (a) hand delivery, or (b) certified mail, return receipt requested, or (c) a nationally recognized overnight delivery service (such as Federal Express, UPS Next Day Air or Airborne Express), or (d) by email to the email address listed below (provided that a copy of such notice is also delivered within two (2) Business Days to the party by one of the other methods listed herein), with all postage and delivery charges paid by the sender and addressed to Buyer or Seller, as applicable as set forth below, or at such other address as each may request in writing.  Such notices delivered by hand, by email, or overnight delivery service shall be deemed received on the date of delivery and, if mailed, shall be deemed received upon the date of actual receipt.  Attorneys for either party may give notices on behalf of the parties whom they represent.  Said notice addresses are as follows (and Seller and Buyer shall have the right to designate changes to their respective notice addresses, effective five (5) days after the delivery of written notice thereof):

If to Seller:

Bracebridge Corporation, Inc.

c/o Bank of America, N.A.

Mail Code: TX1-609-18-13

1201 Main Street

Dallas, TX 75202-3113

Attn: Jonathan “Jay” Taylor

Telephone No.: 817.439.4148

Email Address: jonathan.taylor@bankofamerica.com

With a copy to:

Bank of America Legal Department

NY1-533-43-01

1133 Avenue of the Americas, 43rd Floor

New York NY 10036

Attention: Legal Department (Maureen Roland)

Telephone No.: 646.556.2321

Email Address: maureen.roland@bankofamerica.com

With a copy to:	Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Attention: Mark C. Rusche Telephone No.: 404.881.7281 Email Address: mark.rusche@alston.com]

If to Buyer:	Select Income REIT Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458 Attn: David M. Blackman Telephone No.: 617.796.8168 E-mail: dblackman@reitmr.com

With a copy to:	Sullivan & Worcester LLP One Post Office Square Boston, MA 02109 Attn: John M. Steiner Telephone No: 617.338.2902 E-mail: jsteiner@sandw.com

14.          General Provisions.

14.1        Counterparts.  This Agreement may be executed in separate counterparts.  It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all of the parties to this Agreement.

14.2        Facsimile or Electronic Signatures.  Signatures to this Agreement transmitted by telecopy or email shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or emailed signature and shall accept the telecopied or emailed signature of the other party to this Agreement.

14.3        Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Buyer shall not have the right to assign or delegate any right, duty or obligation of Buyer under this Agreement to any other party without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such assignment shall be null and void ab initio.  Notwithstanding the foregoing, Buyer shall have the right to cause Seller to convey the Property to an affiliate of Buyer which is wholly owned by Buyer or wholly owned by the owners of Buyer, and which assignee shall be designated in writing by Buyer by the delivery to Seller of a written assignment of this Agreement pursuant to which Buyer’s obligations hereunder are expressly assumed by such assignee;  notwithstanding the foregoing, the exercise of such right by Buyer shall not relieve Buyer of any of its obligations and liabilities hereunder including obligations and liabilities which survive the Closing or the termination of this Agreement, nor shall any such assignment alter, impair or relieve such assignee from the waivers, acknowledgements and agreements of Buyer set forth herein, all of which are binding upon the assignee of Buyer.  In the event of any permitted assignment by Buyer, any assignee shall assume any and all obligations and liabilities of Buyer under this Agreement but, notwithstanding such assumption, Buyer shall continue to be liable hereunder.

14.4        Governing Law.  This Agreement shall be governed by the Laws of the state in which the Land is located.

14.5        Entire Agreement.  This Agreement and all the exhibits referenced herein and annexed hereto, and those other agreements incorporated herein by this reference (namely, the NDA and Deposit Escrow Agreement), contain the entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any of the matters connected with this Transaction shall be effective for any purpose.  Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

14.6        Time is of the Essence.  TIME IS OF THE ESSENCE of the Transaction and this Agreement.

14.7        Interpretation.  The titles, captions and section headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement or any provision hereof.  If any party to this Agreement is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such party is used in the singular in this Agreement.  If any time period under this Agreement ends on a day other than a Business Day, then the time period shall be extended until the next Business Day.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.  If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

14.8        Survival.  Except as otherwise expressly set forth in this Agreement, the covenants, agreements, indemnities, representations and warranties contained herein shall not survive the Closing Date or any termination of this Agreement.  Without limiting the foregoing, the following provisions of this Agreement shall survive the Closing under this Agreement: Section 4.2 (“Guidelines for Inspection Rights”), Section 4.4 (“As-Is, Where-Is, With All Faults Sale”), Section 5.4 (“Tax Appeals”), Section 7 (“Prorations, Credits and Closing Costs”), Section 8 (“Representations and Warranties”), Section 9.2 (“Closing Despite Casualty/Condemnation”), Section 11 (“Other Transaction Issues”), Section 12.2 (“Seller Default”) and all of Article 14 (“General Provisions”); provided, however, the term of survival of any such provisions shall be limited, as applicable, to the term of survival as may be specifically provided therein.

14.9        Further Assurances.  Each party agrees to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

14.10      Exclusive Application.  Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than Buyer and Seller hereto any right, remedy or claim under or by reason of this Agreement.  All terms and conditions of this Agreement shall be for the sole and exclusive benefit of the parties hereto and may not be assigned except as otherwise expressly provided in Section 14.3 above.

14.11      Partial Invalidity.  If all or any portion of any of the provisions of this Agreement shall be declared invalid by Laws applicable thereto, then the performance of said offending provision shall be excused by the parties hereto; provided, however, that, if the performance of such excused provision materially affects any material aspect of this Transaction and the other party does not upon demand enter into a modification or separate agreement which sets forth in valid fashion the covenants of such offending provision in a manner which counsel to both parties determine is valid, then the party hereto for whose benefit such excused provision was inserted in this Agreement shall have the right, exercisable by written notice given to the other party within ten (10) days after such provision is so declared invalid, to Terminate this Agreement.

14.12      Waiver Rights.  Buyer reserves the right to waive, in whole or in part, any provision hereof that is for the benefit of Buyer.  Seller reserves the right to waive, in whole or in part, any provision hereof that is for the benefit of Seller.

14.13      No Implied Waiver.  Unless otherwise expressly provided herein, no waiver by Seller or Buyer of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.  No delay or omission in the exercise of any right or remedy accruing to Seller or Buyer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.  The waiver by Seller or Buyer of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

14.14      Rights Cumulative.  Except as otherwise herein expressly provided, all rights, powers, options or remedies afforded to Seller or Buyer either hereunder or by Law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by Law, unless expressly provided to the contrary herein.

14.15      Attorney’s Fees.  Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorney’s fees, expended or incurred in connection therewith.

14.16      Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

14.17      No Recordation.  Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument.  Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 12.2 hereof.

14.18      Maximum Aggregate Liability.  Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller and the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement and under any and all documents executed pursuant hereto or in connection herewith (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall not exceed Seller’s Liability Limit.  Notwithstanding the foregoing, in no event shall any attorney’s fees awarded to Buyer pursuant to Section 14.15 be considered for purposes of determining whether Seller’s Liability Limit has been exceeded and Seller’s obligations and liabilities with respect to the payment of any such attorney’s fees which Seller is ordered by a court of competent jurisdiction to pay (or which Seller otherwise agrees to pay or is otherwise obligated to pay pursuant to Section 14.15) shall be independent of and in addition to any obligations, liabilities or amounts included under Seller’s Liability Limit.  The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

14.19      Exhibits and Schedules.  All exhibits and schedules referred to in, and attached to, this Agreement are hereby incorporated herein in full by this reference.

14.20      Financials.  Seller shall provide Buyer with reasonable access to the books and records of Seller in respect of the Property for the purpose of preparing audited financial statements for the Property with respect to the past three (3) full calendar years and the stub 2012 period, such financial statements to be prepared at Buyer’s sole cost and expense.  Buyer acknowledges that such books and records concerning the Property operations are part of Bank of America’s general ledger and that Seller and Bank of America shall be obligated to provide Buyer access only to the portions of such general ledger dealing with Property operations and not any portion thereof dealing with the occupancy of the Building by Bank of America or any of its affiliates or any of their business operations.  Seller shall also have the right to redact from the general ledger the names of any parties which Seller is not permitted to disclose due to confidentiality agreements.  Seller shall provide Buyer or its accountants with such reasonable and customary certifications and representations (to the best of Seller’s Knowledge) as to such books and records as Buyer or its accountants shall reasonably require in order to enable Buyer or its accountants to prepare such audited financial statements in accordance with the requirements of Regulation S-X, Rule 3-14 of the SEC.  Buyer shall be responsible for all out-of-pocket costs or expenses incurred by Seller in connection with the preparation of such certifications and representations.

14.21      NON-LIABILITY OF TRUSTEES.  THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING BUYER, DATED AS OF MARCH 9, 2012, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF BUYER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, BUYER.  ALL PERSONS DEALING WITH

BUYER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF BUYER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

14.22      Amendment and Restatement.  This Agreement amends, restates and replaces the Original Purchase Agreement in its entirety.

14.23      Survival.  The provisions of this Article 14 shall survive the Closing or any earlier termination of this Agreement.

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement under seal as of the day and year first above written.

SELLER:

BRACEBRIDGE CORPORATION,
a Delaware corporation

By:	/s/ David L. Sudderth
	Name:	David L. Sudderth
	Title:	Vice President

BUYER:

SELECT INCOME REIT,
a Maryland real estate investment trust

By:	/s/ David M. Blackman
	Name:	David M. Blackman
	Title:	President and Chief Operating Officer

SCHEDULE A

(attached to and made a part of that certain Amended and
Restated Purchase and Sale Agreement by and between
Bracebridge Corporation, as Seller, and Select Income REIT,
as Buyer, dated as of January 14, 2013)

“Agreement” shall mean this Purchase and Sale Agreement between Seller and Buyer, as it may be amended from time to time as herein provided.

“Bank Lease” shall mean the Lease with respect to the space occupied by Seller (or an affiliate of Seller) that shall be executed and delivered at Closing, in the form attached to the e-mail from Mark C. Rusche of Alston & Bird LLP that was sent to Warren Heilbronner and John Steiner of Sullivan & Worcester LLP on January 14, 2013 at 5:02 p.m., subject to any additional changes thereto as may subsequently be agreed to by the parties prior to the execution of the same.

“Broker” shall mean CB Richard Ellis, Inc., which Broker has been retained by Seller.

“Business Day” shall mean Monday through Friday excluding holidays recognized by the state government of the State in which the Property is located.

“Buyer” shall mean the buyer referenced in the first paragraph of this Agreement.

“Buyer’s Diligence Reports” shall mean the results of any examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by Buyer or Buyer’s Representatives in connection with Buyer’s Due Diligence.

“Buyer’s Representatives” shall mean Buyer’s shareholders, principals, officers, employees, agents, advisors, representatives, attorneys, accountants, consultants, lenders, investors, contractors, architects and engineers or any other persons or entities acting for or on behalf of any of the foregoing, but only if the same conduct due diligence or are otherwise involved in the Transaction.

“Closing” shall mean the consummation and closing of the Transaction.

“Closing Date” shall mean the date on which the Closing occurs, which shall be on  the Closing Deadline.

“Closing Deadline” is defined in Section 1.1 of this Agreement.

“Closing Documents” shall mean the documents and instruments delivered by Buyer and Seller pursuant to the terms of this Agreement or as otherwise in connection with the Transaction or this Agreement, as enumerated in Section 6.2 and Section 6.3 or as otherwise executed and delivered by Buyer or Seller as part of the Closing escrow arrangement entered into pursuant to this Agreement.

“Closing Proration Time” shall mean (a) if the Purchase Price is received by Seller (or by Escrow Agent, along with authorization from Buyer to release such proceeds) prior to 1:00 p.m. local Dallas, Texas time on the Closing Date, as of 11:59 p.m. local Dallas, Texas time on the day prior to the Closing Date, in which event the day of Closing shall belong to Buyer, and (b) if the Purchase Price is received by Seller (or by Escrow Agent) at or after 1:00 p.m. local Dallas, Texas time on the Closing Date (despite Seller having performed all of its covenants, obligations and liabilities under this Agreement in all material respects, but without Seller being obligated to “tender” a formal Closing), 11:59 p.m. local Dallas, Texas time on the Closing Date, in which event the day of Closing shall belong to Seller, and, either at Closing or upon reproration after Closing, Buyer and Seller shall reprorate as of such new Closing Proration Time.

“Closing Tax Year” shall mean the Tax Year which covers the period of time during which the Closing Date occurs.

“Condemnation Proceeding” shall mean any proceeding in condemnation, eminent domain or any written request for a conveyance in lieu thereof, or any notice that such proceedings have been or may be commenced against any portion of the Property.

“Confidential Materials” shall mean any books, computer software, records or files (whether in an electronic or printed format) that consist of or contain any of the following:  appraisals; capital budgets; strategic plans for the Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information in the possession or control of Seller, Seller’s Property Manager or any direct or indirect owner of any beneficial interest in Seller which such party reasonably deems proprietary or confidential.

“Contracts” shall mean all contracts respecting leasing, management, maintenance or operation of the Real Property, including, but not limited to, equipment leases, agreements with respect to building systems, service, construction, and maintenance contracts.  A summary list of the Contracts (showing identity of contract parties and type of service) is shown on Exhibit M and made a part hereof.

“deemed to know” (or “deemed knowledge” or words of similar import) shall have the following meaning:  Buyer shall be “deemed to know” of the existence of a fact or circumstance to the extent that (i) any Buyer’s Representative knows of such fact or circumstance, or (ii) such fact or circumstance is disclosed by this Agreement, any Closing Documents executed by Seller, the Property Documents, any Tenant Estoppel executed by any tenant of the Property and delivered to Buyer or any Buyer’s Representatives, or any Buyer’s Diligence Reports.  Without limiting the foregoing, Buyer shall be “deemed to know” that any Seller’s Warranty is untrue,

2

inaccurate or incorrect to the extent that of the aforesaid items contains information, or any Buyer’s Representative has knowledge of information, that is inconsistent with such Seller’s Warranty.

“Deposit” shall mean the sum of Ten Million and No/100 Dollars ($10,000,000.00).

“Deposit Escrow Agreement” shall mean that certain Escrow Agreement by and among Escrow Agent, Buyer and Seller dated on or about the Effective Date, which is incorporated herein by this reference.

“Due Diligence” shall mean the investigation by Buyer and Buyer’s Representatives of the feasibility and desirability of purchasing the Property, including all audits, reviews, surveys, examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations, investigations and verifications with respect to the Property, the Property Documents (including, but not limited to, the Bank Lease and the Bank Management Agreement), title matters, Survey matters, Environmental Matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, the economic status of the Property, and other information and documents regarding the Property, and verification of all Property Documents and other information made or to be made available to Buyer with respect to Property.

“Due Diligence Deadline” is defined in Section 1.1 of this Agreement.  The “Due Diligence Period” runs from prior to the Effective Date to the Due Diligence Deadline.

“Effective Date” is defined in the first paragraph of this Agreement.

“Environmental Liabilities” shall mean all Liabilities relating to the release, presence, discovery or removal of any hazardous or regulated substance, chemical, waste or material that may be located in, at, about or under the Property, or connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action.

“Escrow Agent” shall mean Chicago Title Insurance Company, the party selected to hold the Escrow Deposits and administer the Closing in escrow, in its capacity as escrow agent, whose address is 711 Third Avenue, New York, New York  10017, Attn:  Matthew S. Bilwise.

“Escrow Deposits” shall mean the Deposit, and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow hereunder.

“Excluded Assets” shall mean all artwork located on the Property (other than the bronze sculpture entitled Night Herding in a Rain Storm by Grant Speed), as well as those assets listed on Exhibit P.

3

“Land” shall mean that certain tract or parcel of land, more particularly described on Exhibit A.

“Law” shall mean any federal, state or local law, statute, ordinance, code, order, decrees, or other governmental rule, regulation or requirement, including common law.

“Liabilities” shall mean any and all direct or indirect damages, demands, claims, payments, problems, conditions, obligations, actions or causes of action, assessments, losses, Liens, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, penalties, interest on any amount payable to a third party, lost income and profits, and any legal or other expenses (including, without limitation, reasonable attorneys’ fees and expenses) reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability.

“Lien” shall mean any mortgage, deed of trust, security deed, lien, judgment, pledge, conditional sales contract, security interest, past-due taxes, past-due assessments, contractor’s lien, materialmen’s lien, judgment or similar encumbrance against the Property of a monetary nature.

“Memorandum of Bank Lease” shall mean the memorandum of the Bank Lease that shall be executed and delivered at Closing, in the form attached as Exhibit H to the Bank Lease.

“Other Interests” shall mean the following other interests of Seller in and to the Real Property, or Personal Property, or pertaining thereto: (a) to the extent that the same are in effect as of the Closing Date, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property, and (b) any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the Closing Date, (c) the rights of Seller (if any) to the name “Hallmark I” or “Hallmark II” (it being acknowledged by Buyer that Seller does not have exclusive rights (and in fact may have no rights) to use such name and that Seller has not registered the same in any manner) and (d) any other intangible property owned by Seller and related solely to the ownership, operation, maintenance and/or repair of the Real Property or Personal Property; but specifically excluding the Excluded Assets.

“Permitted Title Exceptions” shall mean the following: (a) the Bank Lease; (b) all real estate taxes and assessments not yet due and payable as of the Closing Date; (c) local, state and federal (if applicable) zoning and building Laws; (d) the Record Exceptions disclosed by the Title Commitment which are not objected to Buyer pursuant to Section 4.3; (e) the state of facts disclosed by a current Survey of the Land obtained by Buyer; and (f) any other matters approved as Permitted Title Exceptions in writing by Buyer prior to Closing or deemed approved as Permitted Title Exceptions pursuant to this Agreement.

“Personal Property” shall mean (a) all Property Documents; (b) all keys and combinations to all doors, cabinets, safes, enclosures and other locking items or areas on or about the Improvements; and (c) all tangible personal property owned by Seller that is located on the Real Property and used in connection with the ownership, occupation or operation of the Real

4

Property; but specifically excluding the Excluded Assets and any Confidential Materials and any computer software that is licensed to Seller.

“Pre-Closing Claims” is defined in Section 4.4A of this Agreement.

“Property” shall mean the Real Property, the Personal Property and the Other Interests, but excluding the Excluded Assets.

“Property Documents” shall mean all books, records and files of Seller and of the management agent for the Property related to the Property (other than those books, records or files containing Confidential Materials) and all other documents and instruments applicable to the Property or any portion thereof or which are otherwise obtained by Buyer or Buyer’s Representatives prior to Closing, including, but not limited to, the Title Commitment, the Survey, the Title Documents, and the Property Documents.  Seller shall have the right to make any and all Property Documents available only via electronic database to which Buyer will be granted access.

“Purchase Price” is defined in the Recitals to this Agreement.

“Real Property” shall mean the Land and all improvements and fixtures located thereon and owned by Seller as of Closing, together with all the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances belonging or appertaining thereto, and Seller’s rights, easements or other interests, if any, in and to adjacent streets, alleys and rights-of-way, or other property abutting such Land, and together with any and all water and water rights, wells, well rights and well permits, water and sewer taps, sanitary or storm sewer capacity or reservations and rights under utility agreements with any applicable governmental or quasi-governmental entities or agencies with respect to the providing of utility services to such Land.

“Record Exceptions” shall mean all instruments recorded in the real estate records of the County in which the Land is located which affect the status of title to the Real Property.

“Remove” with respect to any exception to title shall mean that Seller causes the Title Company to remove or affirmatively insure over the same as an exception to the Title Policy, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise; provided, however, that Seller shall not be permitted to Remove any Title Objection other than liens evidencing monetary encumbrances by “insuring over” such liens without the consent of Buyer, which consent shall not be unreasonably withheld or delayed.

“Representation Exception Schedule” shall mean the exceptions to the representations and warranties of Seller set forth on Exhibit Q.

“Required Removal Items” shall mean, collectively, any Title Objections to the extent (and only to the extent) that the same (a) have not been caused by Buyer or any Buyer’s Representatives, and (b) are either: (i) Liens evidencing monetary encumbrances (other than liens for non-delinquent general real estate taxes or assessments) which can be Removed by

5

payment of liquidated amounts, but only if such Liens have been created by written instrument signed by Seller or assumed by written instrument signed by Seller, or (ii) liens or encumbrances (including, but not limited to, Monetary Liens) created by Seller after the Effective Date in violation of this Agreement, together with any Title Objections which Seller notifies Buyer, in writing, that Seller will cure in accordance with Section 4.3B.

“Seller” shall mean the seller referenced in the first paragraph of this Agreement.

“Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) any Broker retained by Seller; (d) Seller’s Property Manager; (e) any direct or indirect owner of any beneficial interest in Seller, or any subsidiaries, parents or affiliates of Seller (in such capacity); (f) any officer, director, employee, affiliate, principal, partner, shareholder, representative, agent or contractor of Seller, its counsel, any Broker retained by Seller, Seller’s Property Manager or any direct or indirect owner of any beneficial interest in Seller or of any subsidiaries, parents or affiliates of Seller (in such capacity); and (g) any other entity or individual affiliated or related in any way to any of the foregoing, and their successors and assigns (in such capacity).

“Seller’s Knowledge” or words of similar import shall refer only to the actual knowledge of Jonathan Taylor and Dina W. Gasper, employees of Seller (or an affiliate of Seller) primarily responsible for the sale of the Property on behalf of Seller, and James M. Proctor, the employee of Seller (or an affiliate of Seller) primarily responsible for the management of the Property on behalf of Seller, and shall not be construed to refer to the knowledge of any other Seller Party, or to impose or have imposed upon such parties any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by such parties.  There shall be no personal liability on the part of such parties arising out of any of the Seller’s Warranties.

“Seller’s Liability Limit” shall mean $2,500,000.00.

“Seller’s Property Manager” shall mean CB Richard Ellis, Inc., whose address is 16001 North Dallas Parkway, Addison, Texas  75002, Attn:  Greg Whitner, Telephone:  (469) 201-6334, , Email:  greg.whitner@cbre.com, the current provider of property management services with respect to the Property.

“Seller’s Surviving Covenants” shall mean Seller’s obligations under the Agreement which expressly survive the Closing or earlier termination of the Agreement, including, without limitation, the following sections of the Agreement: Section 4.2 (Guidelines for Inspection Rights), Section 4.4 (As Is, Where Is, With All Faults Sale), Section 5.4 (Tax Appeals), Article 7 (Prorations, Credits and Closing Costs), Section 11.1 (Brokers), and Section 11.2 (Confidentiality), Section 12.2 (Seller Default), and all of Article 14 (General Provisions) to the extent the terms thereof are to be performed after Closing or any earlier termination of this Agreement and expressly survive the Closing or any such earlier termination of this Agreement; provided, however, the term of survival of any such provisions shall be limited, as applicable, to the term of survival as may be specifically provided therein.

6

“Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 8.1 and the limited warranty of title set forth in the deed executed by Seller in connection with Closing, as the same may be deemed modified or waived by Buyer pursuant to this Agreement.

“Survey” shall mean a survey of the Land obtained by Buyer pursuant to Section 4.

“Tax Year” shall mean the year period commencing on January 1 of each calendar year and ending on December 31 of such calendar year, being the real estate tax year for the county in which the Property is located.

“Tenant” shall mean Bank of America, National Association, in its capacity as the tenant under the Bank Lease.

“Tenant Estoppel” shall mean the estoppel certificate to be executed by Tenant under the Bank Lease which shall be substantially in the form set forth on Exhibit R.

“Terminate” shall mean the termination of this Agreement, by Buyer or Seller as applicable as set forth in this Agreement, in which event thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

“Title Commitment” shall mean the Commitment of the Title Company to issue the Title Policy.

“Title Company” shall mean Chicago Title Insurance Company, 711 Third Avenue, New York, New York  10017, Attn:  Matthew S. Bilwise.

“Title Cure Response Deadline” shall mean 6:00 p.m. local New York, New York time on that day which is three (3) Business Days after the date on which Buyer delivers to Seller Buyer’s title and survey objections.

“Title Objections” shall mean any matters affecting title to the Real Property (including any Record Exceptions which are not acceptable to Buyer) or shown on any survey of the Real Property (including the description of the Land) which may be revealed by Buyer’s examinations thereof to which Buyer timely objects in its sole and absolute discretion in accordance with the terms of Section 4.3.

“Title Policy” shall mean the ALTA Owner’s Policy of Title Insurance (or such other comparable form of title insurance policy as is available in the jurisdiction in which the Property is located) issued by the Title Company in the amount of the Purchase Price and in the form of the Title Commitment, and containing, unless prohibited by applicable statutes or regulations, such endorsements as Buyer may obtain from the Title Company in the Title Commitment prior to the Due Diligence Deadline.  After the Due Diligence Deadline, Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be

7

at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the Transaction without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer’s request.

“Transaction” shall mean the purchase and sale transaction contemplated by this Agreement.

8

EXHIBIT A

LEGAL DESCRIPTION

TRACT 1:

BEING a tract of land situated in the Town of Addison, Dallas County, Texas, in the G.W. Fisher Survey, Abstract No. 482, and being part of Lot 1, Block A, of Harris Addition as recorded in Volume 78017, Page 1067, DRDCT, and being more particularly described as follows:

BEGINNING at the intersection of the south line of Keller Springs Road (60’ R.O.W.) and the west line of Dallas Parkway (200’ R.O.W.);

THENCE along the west line of Dallas Parkway S 0° 57’ 45” W a distance of 56.25 feet to an iron rod for corner at the beginning of a curve to the right having a central angle of 06° 51’ 00” and a radius of 2191.83 feet;

THENCE continuing along the west line of Dallas Parkway along said curve to the right an arc distance of 262.04 feet to a 1/2 inch iron rod set for corner;

THENCE S 07° 43’ 45” W a distance of 148.95 feet to a 1/2 inch iron rod set at the beginning of a curve to the left having a central angle of 07° 46’ 53” and a radius of 2391.83 feet;

THENCE along said curve to the left an arc distance of 324.84 feet to a 1/2 inch iron rod set for corner;

THENCE S 08° 39’ 41” W a distance of 91.60 feet to a 1/2 inch iron rod set for corner;

THENCE S 49° 31’ 15” W a distance of 15.13 feet to a 1/2 inch iron rod set in the north line of Airport Parkway (55’ R.O.W.);

THENCE along the north line of Airport Parkway N 89° 37’ 15” W a distance of 589.70 feet to a 1/2 inch iron rod found for corner;

THENCE N 00° 22’ 45” E a distance of 889.90 feet to a 1/2 inch iron rod found for corner lying in the south line of Keller Springs Road;

THENCE Along the south line of Keller Springs Road S 89° 37’ 15” E a distance of 672.57 feet to the PLACE OF BEGINNING and containing 13.062 acres of land, more or less.

NOTE: NO REPRESENTATION IS MADE THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

TRACT 2:

BEING a tract of land situated in the Town of Addison, Dallas County, Texas, in the G.W. Fisher Survey, Abstract No. 482, and being part of Lot 1, Block A, of Harris Addition as recorded in Volume 78017, Page 1067 DRDCT, and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found in the south line of Keller Springs Road (60’ R.O.W.) from which the intersection of Keller Springs Road and Dallas Parkway (200’ R.O.W.) bears S 89° 37’ 15” E a distance of 672.57 feet;

THENCE S 00° 22’ 45” W a distance of 889.90 feet to a 1/2 inch iron rod found in the north line of Airport Parkway (55’ R.O.W.);

THENCE along the north line of Airport Parkway N 89° 37’ 15” W a distance of 474,75 feet to a 1/2 inch iron rod found for corner;

THENCE N 44° 37’ 15” W a distance of 21.21 feet to an iron rod lying in the east line of Quorum Drive (80’ R.O.W.);

THENCE along the east line of Quorum Drive N 00° 22’ 45” E a distance of 859.90 feet to an “X” cut in concrete; THENCE N 45° 22’ 45” E a distance of 21.21 feet to a 1/2 inch iron rod found in the south line of Keller Springs Road;

THENCE along the south line of Keller Springs Road S 89° 37’ 15” E a distance of 474.75 feet to the PLACE OF BEGINNING and containing 10.000 acres of land, more or less.

NOTE: NO REPRESENTATION IS MADE THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

SAVE AND EXCEPT from the above described tracts those parcels described in deeds to the Town of Addison recorded in Volume 97093, Page 2854 and Volume 97170, Page 2509, Deed Records, Dallas County, Texas.

2

EXHIBIT B

Form of Special Warranty Deed

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVERS LICENSE NUMBER

SPECIAL WARRANTY DEED

STATE OF TEXAS	)
	)	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	)

THIS INDENTURE, made this        day of                           , 2012, having an Effective Date of                                     , 2012, by                                                                                       , a                                                (“Grantor”) with a mailing address of                                                                                                       , in favor of                                                                                     , a                                                (“Grantee”), whose address is                                                                         .

WITNESSETH:  That Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee all that tract or parcel of land described on

Exhibit A attached hereto and made a part hereof, together with any buildings, structures or other improvements located thereon.

TO HAVE AND TO HOLD the said bargained premises, together with all and singular the rights, easements, members and appurtenances thereof, to the same being, belonging or in any wise appertaining, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.

This Deed and the warranty of title contained herein are made expressly subject to those matters described on Exhibit B attached hereto and made a part hereof.

Grantor will warrant and forever defend the right and title to the above described property unto Grantee against the lawful claims of all persons owning, holding or claiming by, through or under Grantor, but not otherwise.

(The words “Grantor” and “Grantee” include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits.)

(Signature on following page)

2

IN WITNESS WHEREOF, the undersigned has executed and sealed this instrument as of the day and year written above.

, a

By:
Name:
Title:

[CORPORATE SEAL]

STATE OF	)
)
COUNTY OF	)

This instrument was acknowledged before me on the            day of                         , 2012, by                                                         , as                              of and on behalf of                                                                         , a                                                         .

Notary Public
State of Georgia

Print Name of Notary:

My Commission Expires:

3

EXHIBIT A

LEGAL DESCRIPTION

4

EXHIBIT B

TITLE EXCEPTIONS

5

EXHIBIT C

Form of Bill of Sale

BILL OF SALE

THIS BILL OF SALE is made and entered into as of [                             , 2012], between BRACEBRIDGE CORPORATION, a Delaware corporation (hereinafter referred to as “Seller”), and [                                              ], a [                                              ] (hereinafter referred to as “Buyer”).

W I T N E S S E T H:

WHEREAS, Buyer has this day acquired all of Seller’s right, title, interest and estate in and to the real property (“Real Property”) described on Exhibit A to that certain Special Warranty Deed from Seller to Buyer of even date herewith and by this reference made a part hereof; and

WHEREAS, the conveyance of the Real Property is being made pursuant to the terms of that certain Purchase and Sale Agreement (as the same may have been amended or modified, the “Sale Agreement”) dated as of [                         , 2012], by and between Seller and [                                              ], as assigned to Buyer; initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, pursuant to the Sale Agreement, in connection with the conveyance of the Real Property, Seller has agreed to convey to Buyer and Buyer has agreed to acquire from Seller, all of Seller’s right, title and interest in and to all the “Personal Property” (as defined in the Sale Agreement).

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller has granted, bargained, sold, assigned, transferred, conveyed and delivered, and by these presents does grant, bargain, sell, assign, transfer, convey and deliver unto Buyer, its successors and assigns, all of Seller’s right, title and interest of Seller in and to the Personal Property.

TO HAVE AND TO HOLD the aforesaid Personal Property unto Buyer, its successors and assigns forever.

This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller, except only to the extent of any warranties that survive closing as set forth in the Sale Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first set forth hereinabove.

BRACEBRIDGE CORPORATION, a Delaware corporation

By:
Name:
Title:

2

EXHIBIT D

[NOT USED]

EXHIBIT E

Form of Assignment and Assumption of Warranties and Other Interests

ASSIGNMENT AND ASSUMPTION OF

WARRANTIES AND OTHER INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF WARRANTIES AND OTHER INTERESTS (this “Assignment”), is made as of [                             , 2012] by and between BRACEBRIDGE CORPORATION, a Delaware corporation (“Seller”) and [                                              ],a [                                              ] (“Buyer”).

W I T N E S S E T H:

WHEREAS, Buyer has this day acquired all of Seller’s right, title, interest and estate in and to the real property (“Real Property”) described on Exhibit A to that certain Special Warranty Deed from Seller to Buyer of even date herewith and by this reference made a part hereof; and

WHEREAS, the conveyance of the Real Property is being made pursuant to the terms of that certain Purchase and Sale Agreement (as the same may have been amended or modified, the “Sale Agreement”) dated as of [                         , 2012], by and between Seller and [                                              ], as assigned to Buyer; initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, pursuant to the Sale Agreement, Seller shall assign to Buyer rights to certain intangible property and Seller and Buyer shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Assignment. Seller hereby assigns, sets over and transfers to Buyer all of Seller’s right, title and interest in, to and under the following, if and only to the extent the same may be assigned or quitclaimed by Seller without expense to Seller:

(a)                                 to the extent that the same are in effect as of the date hereof, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property (herein collectively called the “Licenses and Permits”); and

(b)                                 the rights of Seller (if any) to the name “Hallmark I” or “Hallmark II” (it being acknowledged by Buyer that Seller does not have exclusive rights (and in fact may have no rights) to use such name and Seller has not registered the same in any manner); and

(c)                                  any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the date hereof.

Buyer hereby accepts the foregoing assignment of the interests described in this Section 1 (collectively, the “Intangible Property”).

2.                                      Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

3.                                      Severability.  If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

4.                                      Limitation on Liability.  Seller’s liability under this Assignment shall be limited as set forth in Section 14.18 of the Sale Agreement.

5.                                      Counterparts.  This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

6.                                      [NON-LIABILITY OF TRUSTEES.  THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING BUYER, DATED AS OF MARCH 9, 2012, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF BUYER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, BUYER.  ALL PERSONS DEALING WITH BUYER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF BUYER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.]

2

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.

SELLER:

BRACEBRIDGE CORPORATION, a Delaware corporation

By:
Name:
Title:

3

BUYER:

[ ],a
[ ]

By:
Name:
Title:

4

EXHIBIT F

[NOT USED]

EXHIBIT G

Form of Seller’s Non-Foreign Certificate

NON-FOREIGN CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform [                                              ], a [                                              ] (the “Transferee”) that withholding of tax is not required upon the disposition of a United States real property interest by BRACEBRIDGE CORPORATION, a Delaware corporation (the “Seller”), the undersigned hereby certifies the following on behalf of Seller:

Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

2.                                      Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Internal Revenue Code; and

3.                                      Seller’s U.S. employer taxpayer identification number is [Insert Seller’s Tax ID No.:                       ]; and

4.                                      Seller’s office address is c/o Bank of America, N.A., Mail Code: NC2-109-06-02, 13850 Ballantyne Corporate Place, Charlotte, NC  28277, Charlotte, NC  28277.

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

The undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that such party has authority to sign this document on behalf of Seller.

Certified, sworn to and subscribed before me this day of , 2012.	BRACEBRIDGE CORPORATION, a Delaware corporation

By:
Notary Public		Name:
Title:
My Commission Expires:

(NOTARIAL SEAL)

2

EXHIBIT H-1

Form of Seller’s Title Affidavit

TITLE AFFIDAVIT

Title Order No. [Title Commitment No.:                           ]

BRACEBRIDGE CORPORATION, a Delaware corporation (“Owner’) is this day conveying to [                                  ],a [                                              ] (the “Buyer”), by Special Warranty Deed (the “Deed”), pursuant to that certain Purchase and Sale Agreement dated as of [                         , 2012] by and between [                                              ] and Owner (as the same may have been amended or modified, the “Sale Agreement”), certain real estate (the “Property”) commonly known as Hallmark I and Hallmark II, located in Dallas County, Texas, and more particularly described in a title report (and/or commitment for an owner’s policy of title insurance, and/or pro forma policy of title insurance) for the Property issued by CHICAGO TITLE INSURANCE  COMPANY (the “Title Company”) as No. [Title Commitment No.:                           ] (the “Title Report”).

To the knowledge of Owner, the following is hereby certified with respect to the land described in the Title Report:

1.                                      That, except as noted at the end of this paragraph, within the last six (6) months (a) no labor, service or materials have been furnished to improve the land, or to rehabilitate, repair, refurbish, or remodel the building(s) situated on the land; (b) nor have any goods, chattels, machinery, apparatus or equipment been attached to the building(s) thereon, as fixtures; (c) nor have any contracts been let for the furnishing of labor, service, materials, machinery, apparatus or equipment which are to be completed subsequent to the date hereof; (d) nor have any notices of lien been received, except the following, if any: any items as set forth in Exhibit B attached hereto.

2.                                      That all management fees, if any, are fully paid, except the following: any items as set forth in Exhibit B attached hereto.

3.                                     That there are no unrecorded security agreements, leases, financing statements, chattel mortgages or conditional sales agreements in respect to any appliances, equipment or chattels that have or are to become attached to the land or any improvements thereon as fixtures, except the following, if any: the leases with the tenants shown in Exhibit A and any items as set forth in Exhibit B attached hereto.

4.                                      That there are no unrecorded contracts or options to purchase the land, except the following, if any: the Sale Agreement, the right of first offer set forth in the “Bank Lease” described in Exhibit A and any items as set forth in Exhibit B attached hereto.

5.                                      That there are no unrecorded leases, easements or other servitudes to which the land or building, or portions thereof, are subject, except the following, if any: the leases with the tenants shown in Exhibit A and any items as set forth in Exhibit B attached hereto.

6.                                      Owner has entered into a written agreement with CB Richard Ellis, Inc., a “broker” as defined in the Real Estate License Act of 1983, for the purpose of selling, leasing or otherwise conveying an interest in the Property; that the said broker has performed under the terms of said written agreement and is entitled to compensation pursuant to said agreement in the amount set forth in that certain Closing Statement Agreement of even date herewith.

All references herein to the “knowledge” of Owner or words of similar import shall refer only to the actual knowledge of Jonathan Taylor and Dina W. Gasper, employees of Seller (or an affiliate of Seller) primarily responsible for the sale of the Property on behalf of Seller, and James M. Proctor, the employee of Seller (or an affiliate of Seller) primarily responsible for the management of the Property on behalf of Seller, and shall not be construed to refer to the knowledge of any other officer, director, shareholder, employee, agent or representative of Owner, its members, or any affiliate of any of the foregoing, or to impose or have imposed upon such individuals any duty to investigate the matters to which such knowledge, or the absence thereof, pertains.  There shall be no personal liability on the part of the aforementioned individuals arising out of any representations or warranties made herein.

This affidavit is made for the purpose of aiding the Title Company in determining the insurability of title to the Property, and to induce the Title Company to issue its policy of title insurance, and for no other purpose.  This affidavit may be relied upon by the Title Company but may not be relied upon by any other person or entity.

Certified, sworn to and subscribed before me this day of , 2012.	BRACEBRIDGE CORPORATION, a Delaware corporation

By:
Notary Public		Name:
Title:
My Commission Expires:

(NOTARIAL SEAL)

2

EXHIBIT A

LIST OF TENANTS

An affiliate of Owner is also in occupancy, under the “Bank Lease” executed in connection herewith.

3

EXHIBIT B

OTHER EXCEPTIONS

1.	All real estate taxes and assessments and water and sewer charges not yet due and payable.

2.	All covenants, conditions, restrictions and other matters of record recorded or filed in the applicable records of Cook County, Illinois with respect to the real property conveyed hereby.

3.	Rights of tenants (and subtenants) and/or lessees (and sublessees) in possession under any recorded or unrecorded leases or rental agreements, as listed in Exhibit A.

4

EXHIBIT H-2

Form of Seller’s Gap Indemnity

GAP INDEMNITY

Title Order No. [Title Commitment No.:                           ]

Dated: as of [                             , 2012]

WHEREAS, [FIRST AMERICAN TITLE INSURANCE  COMPANY] (the “Title Company”) has been asked to issue its owner’s policy(ies) of title insurance in the aggregate amount of [Purchase Price: $                                              ] in favor of [PURCHASER ASSIGNEE:                                               ], [Assignee: a                                               ] (“Buyer”) covering real property (the “Real Property”) being acquired from BRACEBRIDGE CORPORATION, a Delaware corporation (“Seller”), which Real Property is commonly known as Hallmark I and Hallmark II, located in Dallas County, Texas, and is more particularly described in a title report (and/or commitment for an owner’s policy of title insurance, and/or pro forma policy of title insurance) for the Real Property issued by the Title Company as No. [Title Commitment No.:                           ] (the “Title Report”), which conveyance is being made pursuant to that certain Purchase and Sale Agreement dated as of [                         , 2012] by and between [Purchaser:                                               ] and Owner (as the same may have been amended or modified, the “Sale Agreement”);

AND WHEREAS, the Title Company is unwilling to give title insurance coverage to Buyer with respect to the Real Property until the instruments under which Buyer acquires title are filed for record in the appropriate registry;

AND WHEREAS, the parties to the transaction have requested that the Title Company disburse amounts to Seller that the Title Company holds in escrow prior to such time as the deed for the Real Property is recorded with in the applicable records of Cook County, Illinois;

NOW, THEREFORE, it is agreed that in consideration of the Title Company issuing its title insurance policy to Buyer effective as of the date closing occurs without making exception therein to matters which may arise between the date of closing and the date the documents creating the interest being insured have been filed for record and which matters may constitute an encumbrance on or affect said title, Seller agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title caused by the acts of Seller, its agents or representatives which may arise or to be filed, as the case may be, against the Real Property during the period of time between last effective date of the title insurance commitment issued by the Title Company in connection with Buyer’s title insurance and the date of recording of all closing instruments, and to hold harmless, and indemnify the Title Company against all expenses, costs, and reasonable attorneys’ fees, which may arise out of Seller’s failure to so remove, bond or otherwise dispose of any said liens, encumbrances or objectionable matters caused by the acts of Seller, its agents or representatives; provided, however, that the Title Company shall use good faith and diligent efforts to cause all documents to be recorded as soon as possible but, in any event, no later than three (3) business days after the date hereof and Seller shall have no obligations or liability hereunder with respect to any objections to title which may arise or be filed after such three (3) business day period nor shall Seller have any obligations or liability hereunder with respect to any objections to title which may arise or be filed as a result of the acts or by permission of Buyer, its agents or representatives.

This indemnity given to induce the Title Company to issue its policy of title insurance, and for no other purpose.  This indemnity may be relied upon by the Title Company but may not be relied upon, and is not enforceable by, by any other person or entity.

IN WITNESS WHEREOF, Seller has executed this Gap Indemnity as of the date and year first above written.

BRACEBRIDGE CORPORATION, a Delaware corporation

By:
Name:
Title:

2

EXHIBIT I

Form of Closing Statement Agreement

CLOSING STATEMENT AGREEMENT

SELLER:	BRACEBRIDGE CORPORATION
BUYER:	[Purchaser Assignee: ]

TRANSACTION:	[Purchase Price: $ ] Purchase and Sale

PROPERTY:	Hallmark I and Hallmark II, located in Dallas County, Texas

PROPERTY NO.:

DATE CLOSED:	[ , 2012]

CLOSING AGENT:	Chicago Title Insurance Company 711 Third Avenue New York, New York 10017 Attn: Matthew S. Bilwise Telephone: 212-880-1210 Telecopy: 212-880-1401 Email: matt.bilwise@ctt.com

FILE NO:	[Title Commitment No.: ]

The Settlement Statement and Flow of Funds as prepared by Closing Agent and reviewed and approved by Buyer, Seller and any other party hereto, is set forth on Exhibit A attached hereto and made a part hereof by this reference.

SPECIAL STIPULATIONS:

The parties hereto hereby agree that the following stipulations shall survive the closing hereof and shall not be merged by the delivery of the Deed:

1.                                      Possession of the property is granted Buyer immediately upon closing of this purchase and sale.

2.                                      Seller directs Closing Agent to disburse the balance cash due Seller as set forth on Exhibit A by wire transfer as follows:

Bank:
Bank Address:

Bank ABA No.:
Account Name:
Account No.:
Special Instructions (if any):

3.                                      [Seller and Buyer acknowledge that the taxes for the current year prorated herein are based upon the tax bills for the preceding year.  In the event the real estate taxes for the current year are greater than the amount apportioned between Seller and Buyer herein, then Seller shall pay Seller’s prorata share of the deficiency to Buyer upon demand therefor from Buyer at the time the tax bill is paid.  If the taxes are less than the amount so apportioned, then Buyer shall pay Buyer’s prorata share of the excess to Seller at the time the tax bill is paid.]

4.                                      All of the terms and conditions of that certain Purchase and Sale Agreement dated as of [                         , 2012] by and between [Purchaser:                                               ] and Seller (as the same may have been amended or modified, the “Sale Agreement”) are hereby satisfied and merged into the deed, this Closing Statement Agreement and the other conveyance documents delivered in connection herewith, and shall not survive the Closing of this purchase and sale, except as and to the extent otherwise expressly set forth in the Sale Agreement.

5.                                      The undersigned Broker(s) hereby acknowledges payment in full of all brokerage commissions and fees due and payable in connection with the purchase and sale of the Property.

6.                                      The parties agree to reprorate any of the Closing Statement Agreement adjustments which ultimately are determined to be in error because of a miscalculation or mutual mistake of fact in accordance with the terms of the Sale Agreement.

7.                                      Buyer hereby acknowledges receipt of all items required by the Sale Agreement to be delivered to Buyer at or prior to Closing.

8.                                      Buyer hereby reaffirms as of the date hereof the representations and warranties of Buyer set forth in Section 8.5 of the Sale Agreement, and Buyer confirms that all of the aforesaid representations and warranties are true, correct and complete in all material respects on the date hereof without exception, except as expressly set forth in the documents delivered by Buyer to Seller of even date.  Buyer further reaffirms all of the provisions of

2

Section 4.4 of the Sale Agreement, and Buyer confirms that all of such provisions shall be binding upon and shall inure to the benefit of the Seller and Buyer hereto and their respective successors and permitted assigns.  The provisions of such Section 4.4 are hereby reaffirmed by Buyer and shall survive the Closing.

9.                                      Seller hereby reaffirms as of the date hereof the representations and warranties of Seller set forth in Section 8.1 of the Sale Agreement, and Seller confirms that all of the aforesaid representations and warranties are true, correct and complete in all material respects on the date hereof without exception, except as expressly set forth in the documents delivered by Seller to Buyer of even date and/or in the attached Representation Exception Schedule of Seller which has been updated as permitted by Section 10.1B of the Sale Agreement, and subject to all of the provisions of Section 8 of the Sale Agreement.

The undersigned Seller and Buyer (and any undersigned Broker), having read the foregoing Closing Statement Agreement and having checked, reviewed and approved each of the foregoing credit and disbursement amounts and other provisions, do hereby acknowledge and approve each of the credits and disbursements above set forth and do hereby authorize and direct Closing Agent to disburse funds in accordance herewith.

CLOSING AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

3

SELLER:

BRACEBRIDGE CORPORATION, a Delaware corporation

By:
Name:
Title:

4

BUYER:

[PURCHASER ASSIGNEE:
], [Assignee: a
]

By:
Name:
Title:

5

BROKER:

CB RICHARD ELLIS, INC.

By:
Name:
Title:

6

EXHIBIT A

SCHEDULE OF PRORATIONS AND CREDITS AND DISBURSEMENTS

(attach final Closing Proration and Credit Spreadsheet or Title Company Closing
Statement/Settlement Statement)

7

[EXHIBIT B

OTHER WIRE INSTRUCTIONS

C.B. Richard Ellis, Inc. wire transfer instructions:

Bank:
Address:

Account Name:
Account No.:
ABA Routing No.:
Reference:	]

8

[UPDATED REPRESENTATION SCHEDULE OF SELLER TO BE ADDED]

9

EXHIBIT J

Form of Certificate Regarding Seller’s Authority

CERTIFICATE REGARDING SELLER’S AUTHORITY

I,                               , do hereby certify that:

1.             I am the [Secretary][Assistant Secretary] of BRACEBRIDGE CORPORATION organized and existing under the laws of the State of Delaware (the “Corporation”).

2.             Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Corporation, certified by the Secretary of State of Delaware, and, since the date of such certification, such Certificate of Incorporation has not been modified, supplemented or amended in any respect.

3.             Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Corporation, and, except as set forth therein, such Second Amended and Restated Bylaws have not been modified, supplemented or amended in any respect.

4.             Attached hereto as Exhibit C are good standing certificates with respect to the Corporation issued by the Secretary of State of Delaware and by the Secretary of State of Illinois, and the Corporation has since the date of such certificates through the date hereof remained in good standing under the laws of the State of Delaware and the State of Illinois.

5.             Attached hereto as Exhibit D is a true, correct and complete copy of consent resolutions (the “Resolutions”) validly adopted by the directors of the Corporation, and such Resolutions have not been rescinded or modified in any respect and the same are now in full force and effect.  The Resolutions were validly adopted at a duly held meeting of the directors of the Corporation, or by valid written consent in lieu thereof.

6.             The persons listed below are duly elected, qualified and acting officers of the Corporation, holding the offices designated, and the specimen signature of each officer is as follows:

Name	Office	Signature

7.             This Certificate may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.  Signatures on this Certificate delivered by facsimile or electronic transmission will be binding as though they were original signatures.

[Remainder of page intentionally left blank;

Signatures appear on following page]

2

IN WITNESS WHEREOF, I have signed this Certificate as of                      , 2012.

,

3

EXHIBIT K

Form of Buyer’s Certificate of Ownership

BUYER’S CERTIFICATE OF OWNERSHIP

[                             , 2012]

Bank of America, National Association (“Seller”)

Mail Code: NC2-109-06-02

13850 Ballantyne Corporate Place

Charlotte, NC  28277

RE:                           Sale of Hallmark Campus, Addison, Dallas County, Texas (the “Property”); Purchase and Sale Agreement dated as of [                         , 2012] by and between [Purchaser:                                               ], [Purchaser: a                                               ] (“Contract Buyer”) and Seller (as the same may have been amended or modified, the “Sale Agreement”), as assigned by Contract Buyer to [Purchaser Assignee:                                               ], [Assignee: a                                               ] (“Assignee”; Contract Buyer and Assignee are herein referred to collectively as “Buyer”)

Ladies and Gentlemen:

In connection with the above referenced Sale and in order for Seller to verify that the representations and warranties made in Section 8.5C of the Sale Agreement and Seller are true, accurate and complete and to provide to Seller the information required by Section 11.4 of the Sale Agreement, Buyer represents and warrants to Seller as follows:

1.                                      Contract Buyer is [Purchaser: a                                               ], having an address at [Purchaser Address:                                               ], [Purchaser City/State/Zip:                                               ], and a Taxpayer Identification Number of [Insert Purchaser’s Tax ID No.:                       ].  To Buyer’s knowledge, the following parties comprise all of the persons or entities that directly or indirectly own more than a     % interest in Contract Buyer (the “Contract Buyer Owners”):

(a)                                                               , which is an                      organized under the laws of the State of                               , and whose taxpayer identification number is                                    and address is                                       ;

(b)                                                               , who is a resident of the State of                               , and a citizen of the United States, and whose social security number is                                    and address is                                       ; and

(c)                                  Those parties listed in Exhibit A attached hereto and made a part hereof, if any.

2.                                      Assignee is [Assignee: a                                               ], having an address at [Purchaser Address:                                               ], [Purchaser City/State/Zip:                                               ], and the Taxpayer Identification Number of Assignee is [Insert Assignee’s Tax ID No.:                       ].  To Assignee’s knowledge, the following parties comprise all of the persons or entities that directly or indirectly own more than a     % interest in Assignee (the “Assignee Owners”):

(a)                                                               , which is an                      organized under the laws of the State of                               , and whose taxpayer identification number is                                    and address is                                       ;

(b)                                                               , who is a resident of the State of                               , and a citizen of the United States, and whose social security number is                                    and address is                                       ;

(c)                                  Those parties listed in Section 1 above, if any; and

(d)                                 Those parties listed in Exhibit A attached hereto and made a part hereof, if any.

3.                                      Buyer reaffirms the representations and warranties set forth in Section 8.5C of the Sale Agreement, and confirms and republishes the same, and the representations and warranties set forth in Section 8.5C of the Sale Agreement are true, correct and complete as applied to both Contract Buyer and Assignee.

4.                                      [NON-LIABILITY OF TRUSTEES.  THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING BUYER, DATED AS OF MARCH 9, 2012, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF BUYER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, BUYER.  ALL PERSONS DEALING WITH BUYER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF BUYER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.]

2

IN WITNESS WHEREOF the undersigned has executed and delivered this certificate as of the date first written above.

[PURCHASER: ],
[Purchaser: a ]

By:
Name:
Title:

[PURCHASER ASSIGNEE:
], [Assignee: a
]

By:
Name:
Title:

3

EXHIBIT A

Other Owners

Not Applicable

4

EXHIBIT L

[NOT USED]

EXHIBIT M

LIST OF CONTRACTS

VENDOR	SERVICE
SIGN PRODUCTIONS INC	Signage
MORLEY MOSS INC	Electrical Contractor
SYSKA HENNESSY GROUP	Electrical Contractor
ERNST & YOUNG LLP	Tax
BALFOUR BEATTY CONSTRUCTION	General Construction
DALLAS COUNTY TAX COLLECTOR	Tax
ATMOS ENERGY	Utilities - Gas
Oncor	Utilities - Power
STEELCASE INC	Furniture Vendor
GENSLER SAN FRANCISCO	Space Planning
JONES LANG LASALLE AMERICAS	Call Center
RECALL SECURE DESTRUCTION	Document Destruction Service
Town of Addison	Tax
Dallas COUNTY TAX COLLECTOR	Tax
COMMERCIAL FLOORING SOLUTIONS	Carpet Cleaning Service Provider
CUMMINS SOUTHERN PLAINS INC	Generator Service Provider
JOHNSON CONTROLS INC	HVAC Contractor
NELSON & ASSOCIATES	Space Planning
Town of Addison	Utilities - Water
SIMPLEX GRINNELL LP	Fire Life Safety Vendor
TERMINIX INTL MEMPHIS	Pest Control
TEXAS DEPARTMENT OF LICENSING	Elevator Certificate Renewals
TRANE COMPANY INC	HVAC Contractor
UNICCO SERVICE COMPANY	Janitorial Contractor
Kone Elevator	Elevator Contractor
CHEMSEARCH	Cooling Tower Chemicals
TOUCHCOM INC	Telecommunications
AMBIUS INC	Interior Plant Service Provider
EATON ELECTRICAL INC	UPS Service Provider
US MAINTENANCE	Snow Removal
EASYKEYS COM INC	Keys/Locks
BUSINESS ENVIRONMENTS	Furniture Vendor
BKT CONSTRUCTION INC	General Construction
FILGO OIL CO	Diesel Fuel for Generators
HOME DEPOT CREDIT SERVICES	Miscellaneous Engineering Orders
Hadden Landscape	Exterior Landscaping Service Provider
LOGICAL CONTROL SVCS LLP	HVAC Contractor

VENDOR	SERVICE
GRAINGER	Engineering Supplies
RIVER ROAD WASTE SOLUTIONS INC	Recycling
SYLVANIA LIGHTING SERVICES	Exterior Lighting Repairs
LERCH BATES INC	State Elevator Inspections
EDWARD G SAWYER CO INC	Electrical Contractor
NATURAL CHOICE CORP	Water Filters
TELGIAN CORP	Fire Extinguisher Inspections
AIR CYCLE CORP	Light Bulb and Battery Recycling Vendor
TRANE US INC	HVAC Contractor

EXHIBIT N

[NOT USED]

EXHIBIT O

[NOT USED]

EXHIBIT P

EXCLUDED ASSETS

All artwork, wherever located is excluded except for the large exterior bronze sculpture entitled Night Herding in a Rain Storm by Grant Speed.

All fixtures, systems and other tangible personal property that is located within the space occupied by Bank of America, N.A. or its affiliates (including, but not limited to, the Tenant under the Bank Lease).

All other items on the list or schedule attached hereto.

Asset Name	Asset#	Serial#	Asset Class	Manufacturer	Model	Room/Area
TX8-041-CRAC-01- CRAC #8	01- CRAC #8	187574-012	CRAC - Air Cooled	Liebert	FH245A-A00	HC1 1st floor UPS room
TX8-041-CRAC-01- CRAC #9	01- CRAC #9	187574-001	CRAC - Air Cooled	Liebert	FH245A-A00	HC1 1st floor UPS room
TX8-041-CRAC-01- CRAC #2	01- CRAC #2	187574-001	CRAC - Air Cooled	Liebert	UN114A-A00	Network Room
TX8-041-CRAC-01- CRAC #3	01- CRAC #3	187574-006	CRAC - Air Cooled	Liebert	FH245A-A00	Network Room
TX8-041-CRAC-01- CRAC #4	01- CRAC #4	1875874-008	CRAC - Air Cooled	Liebert	FH245A-A00	Network Room
TX8-041-CRAC-01- CRAC #5	01- CRAC #5	187574-005	CRAC - Air Cooled	Liebert	FH245A-A00	Network Room
TX8-041-CRAC-01- CRAC #7	01- CRAC #7	187574-014	CRAC - Air Cooled	Liebert	FH245A-A00	Network Room
TX8-041-CRAC-01- CRAC #34	01- CRAC #34	SN-506530-003	CRAC - Air Cooled	Liebert	BUO42A-AAE1	HC1 1st floor SOUTH LAN
TX8-041-CRAC-01- CRAC #37	01- CRAC #37	SN-399373-006	CRAC - Air Cooled	Liebert	BUO42A-AAE1	HC1 1st floor EAST LAN Rm.
TX8-041-CRAC-01- CRAC #6	01- CRAC #6	187574-007	CRAC - Air Cooled	Liebert	FH245A-A00	Network Room
TX8-041-CRAC-02- CRAC #29	02- CRAC #29	139780B	CRAC - Air Cooled	Liebert	FH245A-A00	HC1 2nd floor West Lan
TX8-041-UPS-02-UPS A	02-UPS A	J392002EXXXX A	UPS System	Exide	3450 MKII U ES	HC1 2nd Floor UPS Room
TX8-042-CRAC-03-CRAC #12	03-CRAC #12	SN-399372-001	CRAC - Air Cooled	Liebert	BUO42A-AAE1	HC2 3rd Floor West LAN
TX8-041-CRAC-01- CRAC #35	01- CRAC #35	SN-506530-002	CRAC - Air Cooled	Liebert	BUO42A-AAE1	HC1 1st floor NORTH LAN 1A
TX8-041-CRAC-01- CRAC #36	01- CRAC #36	SN-506530-004	CRAC - Air Cooled	Liebert	BUO42A-AAE1	HC1 1st floor NORTH LAN 1B
TX8-041-CRAC-01- CRAC #1	01- CRAC #1	549697-001	CRAC - Air Cooled	Liebert	DH2451AAE1	Network Room
TX8-041-CRAC-02- CRAC #22	02- CRAC #22	187574-022	CRAC - Air Cooled	Liebert	UH245A-A00	HC1 2nd floor UPS room
TX8-041-CRAC-02- CRAC #23	02- CRAC #23	187574-023	CRAC - Air Cooled	Liebert	UH245A-A00	HC1 2nd floor UPS room
TX8-041-CRAC-02- CRAC #24	02- CRAC #24	187574-024	CRAC - Air Cooled	Liebert	UH245A-A00	HC1 2nd floor UPS room
TX8-041-CRAC-02- CRAC #31	02- CRAC #31	347656-002	CRAC - Air Cooled	Liebert	UH199AUASM	HC1 2nd floor UPS room
TX8-041-CRAC-02- CRAC #38	02- CRAC #38	SN506530-003	CRAC - Air Cooled	Liebert	Unknown	HC1 2nd floor SOUTH LAN
TX8-041-CRAC-02- CRAC #39	02- CRAC #39	SN399373-001	CRAC - Air Cooled	Liebert	BUO42A-AAE1	HC1 2nd floor West Lan
TX8-041-CRAC-02- CRAC #40	02- CRAC #40	SSN-399373-003	CRAC - Air Cooled	Liebert	BUO42A-AAE1	HC1 2nd floor CENTRAL LAN
TX8-042-CRAC-02-CRAC #5	02-CRAC #5	347656-007	CRAC - Air Cooled	Liebert	FH245AUASM	HC2 2nd Floor East LAN
TX8-042-CRAC-02-CRAC #7	02-CRAC #7	347656-008	CRAC - Air Cooled	Liebert	FH245AUASM	HC2 2nd Floor West LAN
TX8-042-CRAC-02-CRAC #8	02-CRAC #8	347656-001	CRAC - Air Cooled	Liebert	FH 199 AUASM	HC2 2nd Floor West LAN
TX8-042-CRAC-03-CRAC #10	03-CRAC #10	399372-003	CRAC - Air Cooled	Liebert	BUO42A-AAE1	HC2 3rd Floor East LAN
TX8-042-CRAC-03-CRAC #11	03-CRAC #11	SN-399372-002	CRAC - Air Cooled	Liebert	BUO42A-AAE1	HC2 3rd Floor West LAN
TX8-042-CRAC-03-CRAC #9	03-CRAC #9	SN-393372-004	CRAC - Air Cooled	Liebert	BUO42A-AAE1	HC2 3rd Floor East LAN
TX8-041-ACC-01-UPS C AC Capacitor	01-UPS C AC Capacitor	UNKNOWN	UPS - AC Caps	G.E.	27L366	HC1 1st Floor UPS Room

Excluded Assets

1

Asset Name	Asset#	Serial#	Asset Class	Manufacturer	Model	Room/Area
TX8-041-ACC-02-UPS A AC Capacitor	02-UPS A AC Capacitor	UNKNOWN	UPS - AC Caps	G.E.	97F82XX	HC1 2nd Floor UPS Room
TX8-041-DCC-01-UPS C DC Capacitor	01-UPS C DC Capacitor	UNKNOWN	UPS - DC Caps	Philips	CGS582T300W5C3PD	HC1 1st Floor UPS Room
TX8-041-DCC-02-UPS A DC Capacitor	02-UPS A DC Capacitor	UNKNOWN	UPS - DC Caps	Philips	CGS242T450X5L	HC1 2nd Floor UPS Room
TX8-041-Batt-01-B Battery	01-B Battery	HC-1 UPS B Battery	UPS Battery - Flooded	C & D Technologies	PZ-00915-E	HC1 Battery Room
TX8-041-UPS-02-UPS B	02-UPS B	J392002EXXXA	UPS System	Exide	3450 MKII U ES	Hallmark1/HC1 2nd Floor UPS Room
TX8-042-CRAC-02- CRAC #6	02- CRAC #6	347656-009	CRAC - Air Cooled	Liebert	FH245AUASM	HC2 2nd Floor East LAN
TX8-041-Batt-01-C Battery	UPS-C Battery	HC-1 UPS C BATTERY	UPS Battery - VRLA	C & D Technologies	UPS-12-490MR	HC-1
TX8-041-Batt-01-A Battery	01-A Battery	HC-1 UPS A BATTERY	UPS Battery - Flooded	C & D Technologies	PZ-00915-E	HC1 Battery Room
TX8-041-CRAC-01-CRAC P1	01-CRAC P1	C08M8E0247	CRAC - Air Cooled	Liebert	VS053ADA0E1884A	HC1 Production
TX8-041-CRAC-01-CRAC P2	01-CRAC P2	C08M8E0246	CRAC - Air Cooled	Liebert	VS053ADA0E1884A	HC1 Production
TX8-041-CRAC-01-CRAC P3	01-CRAC P3	C08M8E0249	CRAC - Air Cooled	Liebert	VS053ADA0E1884A	HC1 Production
TX8-041-UPS-01-UPS C	01-UPS C	ETO53ZXX22	UPS System	Powerware	9315-500 Model: 500	HC1 1st Floor UPS Room
TX8-041-UPS-02 UPS D	01-UPS D	ES392ZXX03	UPS System	Powerware	9315/500	Hallmark1/HC1 1st Floor UPS
TX8-042-CRAC-01-CRAC #1	01-CRAC #1	SN-347656-003	CRAC - Air Cooled	Liebert	BFO67A-ASM	HC2 1st Floor East LAN
TX8-042-CRAC-01-CRAC #2	01-CRAC #2	SN-347656-004	CRAC - Air Cooled	Liebert	BFO67A-ASM	HC2 1st Floor East LAN
TX8-042-CRAC-01-CRAC #3	01-CRAC #3	SN-347656-006	CRAC - Air Cooled	Liebert	BFO67A-ASM	HC2 1st Floor West LAN
TX8-042-CRAC-01-CRAC #4	01-CRAC #4	SN-347656-005	CRAC - Air Cooled	Liebert	BFO67A-ASM	HC2 1st Floor West LAN
TX8-041-AC -01- AIR COMPRESSOR 1	01- AIR COMPRESSOR 1	NV7556UO6270	Air Compressor	Ingersol Rand	IRN75HCC	Generator Yard
TX8-041-AC -01- AIR COMPRESSOR 2	01- AIR COMPRESSOR 2	NV7541UO6270	Air Compressor	Ingersol Rand	IRN75HCC	HC1 Dock Compressor Room
TX8-041-CRAC-01-CRAC RTOLAB	01-CRAC RTOLAB	xxxxxxxxxxxxxxxxx	CRAC - Air Cooled	Liebert	Minimate	RTO LAB
TX8-041-CRAC-01-CRAC P4	01-CRAC P4	C08M8E0248	CRAC - Air Cooled	Liebert	VS053ADA0E1884A	HC1 Production
TX8-041-ACC-01-UPS D AC Capacitor	01-UPS D AC Capacitor	UNKNOWN	UPS - AC Caps	G.E.	27L366	Hallmark1/HC1 1st Floor UPS Room
TX8-041-ACC-02-UPS B AC Capacitor	02- UPS B AC Capacitor	UNKNOWN	UPS - AC Caps	G.E.	97F82XX	Hallmark 1/ HC1 2nd Floor UPS
TX8-041-Batt-01 D Battery	O1-D Battery	HC-1 UPS D BATTERY	UPS Battery - VRLA	C & D Technologies	UPS-12-490MR
TX8-041-DCC-01-UPS D DC Capacitor	01-UPS D DC Capacitor	UNKNOWN	UPS - DC Caps	Philips	CGS582T300W5C3PD	Hallmark1/HC1 1st Floor UPS Room
TX8-041-DCC-02-UPS B DC Capacitor	02-UPS B DC Capacitor	UNKNOWN	UPS - DC Caps	Philips	CGS242T450X5L	Hallmark1/HC1 2nd Floor UPS Room

2

EXHIBIT Q

REPRESENTATION EXCEPTIONS SCHEDULE

EXHIBIT R

Form of Tenant Estoppel Certificate (Bank Lease)

TENANT ESTOPPEL CERTIFICATE

[                             , 2012]

Re:                             Lease at 16001 Dallas Parkway, Dallas County, Texas (the “Property”)

Ladies and Gentlemen:

The undersigned (“Tenant”) hereby acknowledges the following information with respect to the premises leased by Tenant at the Property, under the lease (the “Lease”) described in item 2 below:

1.                                      Name and mailing address of Tenant:

Bank of America, National Association

Attn:

2.                                      The Lease, as identified below, is in full force and effect and, except as set forth below, the Lease has not been amended, altered, supplemented, or otherwise modified:

Date of Lease:
Amendments:
Landlord:

If the Lease has been amended, all references to the “Lease” in this Estoppel Certificate shall mean the Lease, as so amended.

3.                                      The current rentable area of the premises demised under the Lease is approximately                          square feet.

4.                                      Landlord currently holds no security deposit and no advance rental, and Tenant has no other claims for deposits or advance rental.

5.                                      Rentals have commenced to accrue under the Lease and Tenant is currently paying a monthly Base Rent of                                           . Tenant is currently paying monthly operating expense and tax charges of                                                                   .

6.                                      Rentals accruing under the Lease have been paid through                     .  Subject to any audit currently underway or any future audits, to Tenant’s knowledge, there are no offsets or

2

credits against rentals payable by Tenant under the Lease nor are there any defenses or counterclaims against rental payable by Tenant under the Lease.  No rental payable under the Lease is in arrears or has been prepaid more than thirty (30) days in advance.

7.                                      Under the Lease and/or pursuant to law, Tenant has the right to cause an audit and/or an accounting to be performed of Landlord’s operations and/or books and records pertaining to operating expenses and taxes.  Such an audit and/or accounting could result in a claim or an offset for rents paid under the Lease.  Tenant’s execution of this Estoppel Certificate notwithstanding, Tenant reserves its right to perform such an audit and/or accounting and to assert any claims or offsets resulting therefrom.

8.                                      The expiration of the term of the Lease is                                                 .

9.                                      There are no renewals or extension options with respect to the Lease, except as set forth in Section 23 of the Lease.

10.                               There are no expansion or first refusal rights with respect to additional space.

11.                               Tenant has accepted possession of the premises demised under the Lease, and Landlord has completed or provided in all respects all improvements required to be furnished by Landlord under the Lease.  Subject to any audit currently underway or any future audits, to Tenant’s knowledge, Landlord is not in default in the performance of any of Landlord’s obligations under the Lease.

12.                               Except as set forth in Article 35 of the Lease, there are no purchase options under the Lease or other agreements giving Tenant any rights or options to purchase the real property and/or improvements, or a part thereof, affecting the space covered by the Lease.

It is understood that this letter is being given in contemplation of a financing of the Property, and it is intended that this letter may be relied upon by only by any lender providing financing in connection therewith.  Notwithstanding the foregoing, nothing contained herein shall be deemed to constitute a waiver of any of Tenant’s rights under the Lease, including, but not limited to, any right to audit, or a modification or amendment of the Lease.  If there are any conflicts between the terms of this Estoppel Certificate and the Lease, the terms of the Lease will prevail.

TENANT NAME:

Bank of America, National Association

By:
Name:
Title:

3